UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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NATIONAL GENERAL HOLDINGS CORP.

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NATIONAL GENERAL HOLDINGS CORP.

59 Maiden Lane, 38th Floor

New York, New York 10038

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2019

AND PROXY STATEMENT

March 21, 2019

Dear Shareholder:

You are cordially invited to attend the 2019 Annual Meeting of Shareholders of National General Holdings Corp. (“National General,” “NGHC,” “the Company,” “our,” “us,” or “we”), which will be held on Monday, May 6, 2019, commencing at 10:30 a.m. (Eastern time), at the Company’s offices at 59 Maiden Lane, 38th Floor, New York, New York 10038.

At the Annual Meeting, you will be asked to consider and act upon (1) the election of the eight directors named in the proxy statement, (2) the ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2019, (3) the approval of the Company’s 2019 Omnibus Incentive Plan, and (4) such other business as may properly come before the meeting or any adjournment or postponement thereof. Each of the matters to be acted upon at the meeting is more fully described in our proxy statement.

Record holders of common stock at the close of business on March 13, 2019, the date fixed by our board of directors as the record date for the meeting, are entitled to notice of and to vote on any matters that properly come before the Annual Meeting and at any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We will mail the Notice of Internet Availability of Proxy Materials on March 27, 2019. On the same day, we will begin mailing paper copies of our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, to shareholders who have requested them. Additional copies, or print copies for those shareholders who received only the Notice of Internet Availability of Proxy Materials, may be obtained by writing to National General Holdings Corp., 59 Maiden Lane, 38th Floor, New York, New York 10038, Attention: Corporate Secretary.

On behalf of the officers, directors and employees of National General, I would like to express our appreciation for your continued support.

Sincerely,

Jeffrey Weissmann
General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials

for the 2019 Annual Shareholders Meeting to Be Held on May 6, 2019:

Our proxy statement, proxy card and 2018 Annual Report to Shareholders are available at

https://www.proxyvote.com.

NATIONAL GENERAL HOLDINGS CORP.

PROXY STATEMENT

General Information

This proxy statement is furnished to you and other shareholders of National General Holdings Corp. (“National General,” “the Company,” “our,” “us,” or “we”) in connection with the solicitation of proxies by our board of directors to be used at our 2019 Annual Meeting of Shareholders, which will be held at the Company’s offices at 59 Maiden Lane, 38th Floor, New York, New York 10038, on Monday, May 6, 2019, at 10:30 a.m. (Eastern time) and any adjournment or postponement thereof (the “Annual Meeting”). All shareholders are entitled and encouraged to attend the Annual Meeting in person.

Notice and Access

This year, we will be using the “Notice and Access” method of furnishing proxy materials to our shareholders via the Internet. On March 27, 2019, we will send to our shareholders a Notice Regarding the Availability of Proxy Materials, which contains information about the Annual Meeting and instructions on how to view all proxy materials on a website referred to in the notice or to request to receive printed copies of the proxy materials or future proxy materials by mail. The notice also explains how to vote online or by telephone. This notice is not a proxy card and cannot be used to vote your shares.

On the same day, we will begin mailing paper copies of our proxy materials to shareholders who have requested them. Those stockholders who do not receive a Notice Regarding the Availability of Proxy Materials, including shareholders who have previously requested to receive paper copies of our proxy materials, will receive a copy of this proxy statement, the proxy card, and our Annual Report by mail.

Shareholders are urged to vote their shares promptly by telephone, the Internet or by mailing their signed proxy card in the enclosed envelope if the proxy statement was mailed to them in order to make certain that their shares are voted at the Annual Meeting. All shares of common stock represented by properly executed or submitted proxies received pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card or your properly submitted online instruction gives no voting direction whatsoever, the shares will be voted “FOR” the Company’s slate of directors described herein, “FOR” the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2019 and “FOR” the approval of the National General Holdings Corp. 2019 Omnibus Incentive Plan (the “2019 Omnibus Incentive Plan” or the “2019 Plan”), as described in this proxy statement. In connection with any other business that may properly come before the Annual Meeting, all properly executed proxies delivered by mail or submitted by telephone or Internet pursuant to this solicitation and not revoked will be voted in the discretion of the persons appointed as proxies and named in the proxy. A shareholder signing and returning the accompanying proxy by mail or properly submitting a proxy by telephone or Internet has the power to revoke it at any time prior to its exercise by giving written notice of revocation to our Corporate Secretary sent to our Company offices at 59 Maiden Lane, 38th Floor, New York, New York 10038 Attn: Corporate Secretary, by properly submitting, either by mail, telephone or Internet, a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not constitute, in itself, revocation of a proxy.

Proxy Solicitation Expenses

We will pay all expenses in connection with this solicitation of proxies and such costs as those normally expended in connection with an annual proxy statement. Proxies will be solicited by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies by telephone, email or in person and will not receive any special compensation for taking such actions. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

Voting Rights

The Board has fixed the close of business on March 13, 2019 as the record date for determining the holders of common stock entitled to notice of and to vote at the Annual Meeting. Each such shareholder is entitled to one vote per share. As of the record date, there were 113,122,685 shares of common stock outstanding and entitled to vote at the Annual

Meeting. A majority of the shares of our common stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

In voting by proxy with regard to the election of directors, shareholders may vote in favor of each nominee or withhold their votes as to each nominee. Should any nominee become unable to accept nomination or election, which is not currently anticipated, the persons appointed as proxies will vote for the election of such other person as a director as the present directors may recommend in the place of such nominee. The information set forth below regarding the nominees is based on information furnished by them. In voting by proxy with regard to the ratification of our independent auditors and the approval of the 2019 Omnibus Incentive Plan, shareholders may vote in favor of or against such proposal or may abstain from voting.

The eight candidates receiving the greatest number of votes will be elected as our directors. The affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2019 and approve the 2019 Omnibus Incentive Plan.

Shareholder abstentions and broker non-votes will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum but will be counted as unvoted for the purposes of determining the approval of any matter submitted to the shareholders for a vote. A broker non-vote occurs when a broker cannot vote a customer’s shares registered in the broker’s name because the customer did not send the broker instructions on how to vote on the matter and the broker is barred by law or stock exchange regulations from exercising its discretionary voting authority in the particular matter. Brokers will have voting discretion for shares registered in their own name on Proposal 2 to ratify the appointment of our independent auditors, but not on Proposal 1 to elect directors or Proposal 3 to approve the Company’s 2019 Omnibus Incentive Plan. With respect to Proposal 1, a withhold or broker non-vote has the same effect as a vote against a director nominee, as each withhold vote or broker non-vote would be one less vote in favor of a director nominee. With respect to Proposals 2 and 3, an abstention will count as a vote “against” the proposal. Broker non-votes are not counted as voting power present, and therefore, are not counted in the vote.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors consists of eight members. All directors will be elected at the Annual Meeting, each to serve for a one-year term until the 2020 Annual Meeting of Shareholders and until the election or appointment and qualification of his or her successor, or until his or her earlier death, resignation or removal. Upon recommendation of the Nominating and Corporate Governance Committee, the board of directors has unanimously nominated Dr. Barbara Paris and Messrs. Donald T. DeCarlo, Patrick Fallon, Barry Karfunkel, Robert Karfunkel, John Marshaleck, John D. Nichols, Jr., and Barry D. Zyskind for re-election as directors at the Annual Meeting. Proxies cannot be voted for more than eight director nominees.

Each of the director nominees who is standing for re-election to the board of directors has consented to serve for a new term, if elected. The board of directors does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our board of directors may recommend.

The information for each nominee below is as of March 13, 2019, unless otherwise indicated.

Nominees for Election of Directors

Donald T. DeCarlo, 80, has served on our board of directors since 2010 and is also a director of our subsidiaries, National Health Insurance Company, Imperial Fire and Casualty Insurance Company and Century-National Insurance Company. He is also a director of AmTrust Financial Services, Inc. (“AmTrust”) and many of its subsidiaries, where he has served since 2006. Mr. DeCarlo is an attorney in private practice. Mr. DeCarlo served as the chairman of the board of commissioners of the New York State Insurance Fund from 2011 until October 2012 and served as a commissioner from 1997 through 2009. From 1994 to 1997, Mr. DeCarlo served as Vice President and General Counsel of Travelers Insurance Companies. From 1997 to 2004, Mr. DeCarlo practiced at the law firm of Lord, Bissell & Brook, LLP, where he served as managing partner of the New York office prior to his departure. He is also a director of Greater New York Mutual Insurance Company (an insurer that primarily underwrites large property coverages) and its subsidiaries, Greater New York Custom Insurance Company, Insurance Company of Greater New York and Strathmore Insurance Company.

Mr. DeCarlo has been selected to serve on our board of directors because of his extensive experience in the insurance industry.

Patrick Fallon, 74, joined our board of directors in 2013. Mr. Fallon is a leading banking executive with extensive experience providing financial services for leading corporations. Mr. Fallon is currently a Managing Director and Chief Operating Officer of CSG Partners, a New York headquartered boutique investment banking firm, predominantly specializing in ESOP advisory work, which he joined in December 2013. Prior to that, Mr. Fallon was a consultant to Northfield Bank. From 2009 to 2012, Mr. Fallon was a founder of, and president-commercial markets for, First National Bank of New York. From 1973 to 2009, Mr. Fallon was a senior banker for JPMorgan Chase, where he served as senior vice president & managing director from 1991 to 2009 and was a regional head of banking relationships.

Mr. Fallon has been selected to serve on our board of directors because of his extensive experience as a banking executive, providing financial services to major corporations.

Barry Karfunkel, 38, a director since 2010, has served as Chief Executive Officer of the Company since April 2016 and co-chairman of the Board since May 2018. He also served as President of the Company from November 2015 to May 2018, a position that he previously held from 2010 through 2013 prior to the Company becoming a publicly listed company. He previously served as executive vice president and chief marketing officer of the Company from 2013 to 2015. He serves as an officer and director of many of our subsidiaries. From 2009 to 2010, he was a managing director with Maiden Capital Solutions and from 2007 to 2009 he was an analyst with AmTrust Capital Partners.

Mr. B. Karfunkel has been selected to serve on our board of directors because of his management, finance and insurance industry knowledge and experience and his marketing expertise.

Robert Karfunkel, 34, a director since 2016, currently serves as President of the Company and co-chairman of the Board, a position he has held since May 2018. Mr. Karfunkel previously served as Executive Vice President and Chief Marketing Officer from 2016 to 2018 and Executive Vice President – Strategy and Development from 2010 to 2016. From 2010 until the completion of our initial private placement in June 2013, he also served as a director of the Company. He also serves as a director and President of many of our subsidiaries. He began his career as a marketing analyst for Maiden Reinsurance from 2009 to 2010.

Mr. R. Karfunkel has been selected to serve on our board of directors because of his insurance industry knowledge and experience and his marketing expertise.

John Marshaleck, 67, joined our board of directors in 2016. He previously served as Chief Financial Officer of Maiden Holdings, Ltd., a Bermuda-based reinsurance company, from 2009 until 2014, when he retired. Prior to that role, he served as Chief Operating Officer and Secretary of Maiden Holdings, Ltd. From 1983 to 2008, Mr. Marshaleck served in several capacities with GMAC RE and its predecessors, including president, chief operating officer and chief financial officer.

Mr. Marshaleck has been selected to serve on our board of directors because of his diverse and extensive insurance and accounting experience and because he qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission (“SEC”) regulations and applicable Nasdaq listing standards.

John “Jay” D. Nichols, Jr., 59, joined our board of directors in 2017. Mr. Nichols currently serves as interim Chief Executive Officer and Chairman of the Board of Directors of Protective Insurance Corporation (formerly Baldwin & Lyons, Inc.), a property and casualty insurer. He previously served as Chief Executive Officer of AXIS Re, a reinsurance company, from 2012 until 2017. Prior to that role, Mr. Nichols was the President of RenaissanceRe Ventures, Ltd., where he was responsible for business development and the management of RenaissanceRe’s Joint Ventures and Venture Capital business, which included responsibility for the formation of DaVinci Reinsurance, and Top Layer Reinsurance, as well as several sidecars and other ventures. He joined RenaissanceRe in 1995 and was President from 2001 to 2010. In addition, Mr. Nichols has held various positions at Hartford Steam Boiler, Monarch Capital and accounting firm Matson, Driscoll and D’Amico. He is also a director of Delaware North Companies, Brit Reinsurance Ltd. and Enhance Reinsurance Ltd.

Mr. Nichols has been selected to serve on our board of directors because of his extensive global insurance and reinsurance background, and his management experience and knowledge.

Barbara Paris, M.D., 67, joined our board of directors in 2013. Since 2002, Dr. Paris has been the vice-chair, medicine and the director of the Division of Geriatrics at Maimonides Medical Center. Since 2003, she has also been a Clinical Professor of Geriatrics and Palliative Medicine at the Mount Sinai School of Medicine.

Dr. Paris has been selected to serve on our board of directors because she is an experienced senior physician who has served in many leadership roles and we believe her experience is beneficial to our Accident & Health (“A&H”) segment.

Barry Zyskind, 47, joined our board of directors in 2013 and served as non-executive chairman from May 2016 to May 2018. Mr. Zyskind serves as chairman, chief executive officer and president of AmTrust. Mr. Zyskind also serves as non-executive chairman of the board of Maiden Holdings, Ltd. Prior to joining AmTrust in 1998, Mr. Zyskind was an investment banker at Janney Montgomery Scott, LLC in New York.

Mr. Zyskind has been selected to serve on our board of directors because of his business experience, including his significant executive experience in international business operations, his finance, strategic planning and information technology expertise, his knowledge of the insurance industry and his experience serving as a public company director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

National General Holding Corp., a specialty personal lines insurance holding company, is a Delaware corporation. Shares of our common stock began trading on the Nasdaq Global Market (“Nasdaq”) on February 20, 2014.

Board of Directors

Our Certificate of Incorporation provides that our Board shall consist of not less than five directors and not more than eleven directors, with the exact number to be set by the Board from time to time. Currently, our board of directors consists of eight members. Directors elected at the Annual Meeting will each serve for a one-year term until the 2020 Annual Meeting of Shareholders and until the election or appointment and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Our board of directors met on four (4) occasions during 2018. Each of our directors attended 75% or more of the aggregate total of the Board meetings and Board committee meetings on which such director served, during the period that such person served as a director or committee member. We encourage and expect all of the directors to attend each annual meeting of shareholders. To that end, and to the extent reasonably practicable, we plan to schedule a meeting of the Board on the day of the Annual Meeting. All of our directors then-serving were present at the 2018 annual meeting of our shareholders.

Independence of Directors

Our board of directors has determined that five of our eight nominees, Donald DeCarlo, Patrick Fallon, John Marshaleck, Jay Nichols, and Barbara Paris, are independent directors under the Nasdaq listing standards. The remaining three nominees, Barry Karfunkel, Robert Karfunkel and Barry Zyskind, do not qualify as independent directors.

Nasdaq requires that the majority of the Company’s board of directors be independent, and that all board committees be entirely independent. We are in compliance with all of these independence requirements.

Executive Sessions

As required under Nasdaq Listing Rule 5605(b)(2), our independent directors met in executive session at least twice during 2018.

Board Committees

Our Board has established the following committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

The membership of the existing committees as of March 13, 2019 is provided in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Donald DeCarlo		X*	X*
Patrick Fallon	X	X
John Marshaleck	X*		X
Jay Nichols		X
Barbara Paris	X

*	Committee Chair

Audit Committee

The Audit Committee oversees our auditing, accounting, financial reporting, internal audit and internal control functions, appoints our independent public accounting firm and approves its services and compensation. One of its functions is to assure that the independent public accountants have the freedom, cooperation and opportunity necessary to accomplish their functions. The Audit Committee also assures that appropriate action is taken on the recommendations of the independent public accountants. The Audit Committee also approves related-party transactions. Our Audit Committee Charter, which describes all of the Audit Committee’s responsibilities, is posted under the “Corporate Governance” tab on the Investor Relations section of our website (www.nationalgeneral.com) and is available in print to any shareholder who requests a copy from the Company.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that each member of the Audit Committee meets the independence standards contained in the Nasdaq listing standards and the independence requirements contained in Listing Rule 10A-3(b)(1) of the Exchange Act. In addition, the Board has determined that Mr. Marshaleck qualifies as an “audit committee financial expert” within the meaning of SEC regulations and applicable Nasdaq listing standards.

The Audit Committee met five (5) times in 2018.

Compensation Committee

The Compensation Committee reviews and determines, together with the other directors if directed by the board of directors, the compensation of our named executive officers and reviews and approves employment and severance agreements with our named executive officers. The Compensation Committee also administers the grant of awards under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) and establishes and reviews policies relating to the compensation and benefits of our employees and consultants. As permitted by the terms of the 2013 Plan, the Compensation Committee may delegate authority to our chief executive officer to designate certain individuals (including employees who are not directors or executive officers) who will receive equity awards upon initial hire and the size of such awards, up to a limited number of shares. We expect that final compensation decisions for officers who are not named executive officers will be made by our chief executive officer in consultation with members of senior management.

In 2018, the Compensation Committee retained Meridian Compensation Partners, LLC as its independent compensation consultant to assist with the annual incentive compensation program for our named executive officers and other disclosure items. The Compensation Committee reviewed the independence of Meridian Compensation Partners, LLC and found no conflict of interest existed.

Our Compensation Committee Charter, which describes all of the Compensation Committee’s responsibilities, is posted under the “Corporate Governance” tab on the Investor Relations section of our website (www.nationalgeneral.com) and is available in print to any shareholder who requests a copy from the Company.

The Compensation Committee met one (1) time in 2018. Since February 26, 2018, the Compensation Committee has consisted of Messrs. DeCarlo, Fallon and Nichols, and Mr. DeCarlo serves as Chairman.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and nominates individuals qualified to become members of the board of directors, makes recommendations concerning the size, structure, and composition of the board of directors and its committees, develops and recommends to the board of directors a set of corporate governance principles applicable to the Company, and oversees the evaluation of the board of directors and management. The Nominating and Corporate Governance Committee also oversees and makes recommendations regarding other corporate governance matters, including the Company’s director compensation policy, compliance with listing standards for independent directors, committee assignments and conflicts of interest.

Our Nominating and Corporate Governance Committee Charter, which describes all of the Nominating and Corporate Governance Committee’s responsibilities, is posted under the “Corporate Governance” tab on the Investor Relations section of our website (www.nationalgeneral.com) and is available in print to any shareholder who requests a copy from the Company.

The Nominating and Corporate Governance Committee met one (1) time in 2018. Since February 26, 2018, the Nominating and Corporate Governance Committee has consisted of Messrs. DeCarlo and Marshaleck, and Mr. DeCarlo serves as Chairman.

Compensation Committee Interlocks and Insider Participation

During 2018, none of the Company’s executive officers served as a director of another entity, one of whose executive officers served on our compensation committee; and none of the Company’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of our Board.

Director Nomination Process

The Nominating and Corporate Governance Committee weighs the independence, skills, characteristics and experience of potential candidates for election to the Board and recommends nominees for director to the full Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee assesses the overall composition of the Board, taking into account its representation of skills, backgrounds, diversity and contacts in the insurance industry or other industries relevant to our business. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Committee does, at a minimum, assess each candidate’s ability to satisfy any applicable legal requirements or listing standards, his or her strength of character, judgment, specific areas of expertise and his or her ability and willingness to commit adequate time to Board and Committee matters. While neither the Committee nor the Board has a formal policy with respect to the consideration of diversity in identifying director nominees, they do consider diversity when evaluating potential Board nominees. They consider diversity to include race, gender and national origin, as well as differences in viewpoint, background, experience and skills.

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also assesses the contributions of those directors recommended for re-election and other perceived needs of the Board. In 2019, this process resulted in the Nominating and Corporate Governance Committee’s recommendation to the

Board, and the Board’s nomination, of the eight incumbent directors named in this proxy statement and proposed for election by you at the Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate’s full name and address, résumé and biographical information to the attention of the Corporate Secretary, National General Holdings Corp., 59 Maiden Lane, 38th Floor, New York, New York 10038. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration.

Oversight of Risk Management

We are exposed to a number of risks and undertake at least annually an enterprise risk management review to identify and evaluate these risks and to develop plans to manage them effectively. We have an enterprise risk management committee comprised of members of senior management. The enterprise risk management committee reports directly to the Audit Committee. Our Chief Risk Officer is directly responsible for our enterprise risk management function and reports to our Chief Financial Officer and General Counsel, and for this purpose, directly to the Audit Committee. The Chief Risk Officer receives regular reports from various operational groups and identifies, measures, aggregates and manages key risk exposures within predetermined tolerance levels across the entire organization. The Chief Risk Officer also reviews, with the enterprise risk management committee, our general policies and procedures to ensure that effective systems of risk controls are maintained. The enterprise risk management committee also reviews and approves our annual Own Risk and Solvency Assessment (ORSA) report. Additionally, the Chief Risk Officer develops a process to ensure we optimize capital allocation and have sufficient capital to withstand stressed economic conditions. In fulfilling his risk management responsibilities, the Chief Risk Officer works closely with members of senior management, including the Chief Financial Officer, General Counsel and our Internal Audit department.

On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of our enterprise risk management function. In that regard, in 2018, the Audit Committee received regular updates with respect to the risks facing us, highlighting any new risks that may have arisen since they last met.

The Audit Committee also reviews and receives regular reports concerning the Company’s information security and technology risks (including cybersecurity) from the Chief Information Security Officer and discusses with management the processes used to assess and manage the Company’s exposure to such risks. The Chief Information Security Officer leads our cybersecurity risk management program, which is integrated into the overall ERM program overseen by the Audit Committee.

Leadership Structure

The Company’s Chief Executive Officer, Barry Karfunkel, and President, Robert Karfunkel, serve as Co-Chairmen of the Board of Directors. The Company does not have a policy to separate the roles of Chief Executive Officer and Co-Chairman of the Board, as the Board believes the decision to combine or separate those roles is dependent in large part on the strengths and personalities of the individuals involved, current business conditions and the industry in which the Company operates. Mr. Zyskind served as non-executive chairman of the Board from May 2016 until May 2018, when Messrs. B. Karfunkel, our Chief Executive Officer, and R. Karfunkel, our President, were appointed Co-Chairmen of the Board. The Board believes that the appointment of Messrs. B. Karfunkel and R. Karfunkel as executive Co-Chairmen ensures that the Company’s day-to-day management and operations remain consistent with the strategic vision of the Board of Directors, and that this board leadership structure facilitates effective leadership and serves the Company well. The Board’s role in risk oversight does not have any effect on the Board’s leadership structure. The Board of Directors has not designated a lead director and receives strong leadership from all of its members. The Board of Directors believes that this open structure, as compared to having a lead director, facilitates a greater sense of responsibility among each director and facilitates active and effective oversight by the Board of Directors.

Code of Business Conduct and Ethics

All directors, officers, and employees must act ethically at all times and in accordance with our Code of Business Conduct and Ethics. This Code satisfies the definition of “code of ethics” pursuant to the rules and regulations of the SEC and complies with the requirements of Nasdaq. Our Code of Business Conduct and Ethics is posted under the “Corporate Governance” tab on the Investor Relations section of our website (www.nationalgeneral.com) and is available in print to any shareholder who requests a copy. We will disclose any amendments or waivers to the Code of Business Conduct and Ethics on our website.

Shareholder Communications

Shareholders and other interested persons may contact the non-management directors individually or as a group by writing to such director(s) at National General Holdings Corp., c/o Corporate Secretary, 59 Maiden Lane, 38th Floor, New York, New York 10038. Shareholders may also send communications to one or more members of the Board by writing to such director(s) or to the whole Board at the same address. The Corporate Secretary delivers all such communications to the addressee(s) set forth in the communication.

COMPENSATION OF DIRECTORS

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate directors who are not employed by the Company with a combination of cash and equity awards. Barry Karfunkel, Robert Karfunkel, and Barry Zyskind do not receive any compensation for serving on our board of directors.

The Nominating and Corporate Governance Committee annually reviews the director compensation program and recommends proposed changes for approval by the Board. As part of this review, the Nominating and Corporate Governance Committee considers the significant amount of time expended and the skill level required by each director not employed by the Company in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees and the market compensation practices and levels of our peer companies.

For 2018, our director compensation program consisted of the following:

Annual Retainer (payable in quarterly increments)	$80,000
Equity Award (subject to 1-year vesting schedule)	1,500 restricted stock units
Audit Committee Chair Supplemental Annual Retainer	$20,000
Audit Committee Member Supplemental Annual Retainer	$10,000
Compensation Committee Member Supplemental Annual Retainer	$10,000
Nominating and Corporate Governance Member Supplemental Annual Retainer	$5,000

All board fees are paid pro rata in quarterly installments.

On May 7, 2018, each of our non-employee directors that were serving on that date received a grant of 1,500 restricted stock units under our 2013 Plan subject to a one-year vesting schedule, with full vesting on the first anniversary of the grant date. Vested restricted stock units are automatically converted to common stock on a one-for-one basis on the vesting date. All unvested restricted stock units are forfeited if the director resigns or is terminated from his or her position before the stock award has become vested.

The following table sets forth compensation earned by our non-employee directors during the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash	Stock Unit Awards(1)	Total
Donald DeCarlo	$95,000	$38,295	$133,295
Patrick Fallon	100,000	38,295	138,295
John Marshaleck	105,000	38,295	143,295
Jay Nichols	90,000	38,295	128,295
Barbara Paris, M.D.	90,000	38,295	128,295

(1)

Reflects the grant date fair value of the restricted stock unit grant calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”) as discussed in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The grant date fair value of these awards is equal to the closing price of our common stock on the day prior to the date of grant ($25.53) multiplied by the number of restricted stock units awarded to each director. As of December 31, 2018, each of Messrs.

DeCarlo, Fallon, Marshaleck and Nichols and Dr. Paris had 1,500 unvested restricted stock units. In addition, as of December 31, 2018, each of Messrs. DeCarlo and Fallon and Dr. Paris had 10,000 fully vested and exercisable option awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock by each person or group known by us to own more than 5% of our common stock. Ownership percentages in this table and the following table are based on 113,132,503 shares of common stock outstanding as of March 19, 2019. All of the greater than 5% owners have sole voting and investment power over the shares of common stock listed, except as otherwise provided below.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
Leah Karfunkel	44,594,570	(1)	39.42%
59 Maiden Lane, 38th Floor New York, New York 10038

MSD Capital, L.P. and MSD Partners, L.P.	8,366,583	(2)	7.40%
645 Fifth Avenue, 21st Floor New York, New York 10022

The Vanguard Group	5,668,346	(3)	5.01%
100 Vanguard Blvd. Malvern, Pennsylvania 19355

(1)

These shares of common stock are held by Leah Karfunkel, individually, and the Leah Karfunkel 2016-NG GRAT (the “GRAT”) and The Michael Karfunkel Family 2005 Trust (the “Family Trust” and together with the GRAT, the “Trusts”), of which Leah Karfunkel is trustee. ACP Re Holdings, LLC, a Delaware LLC owned 99.9% by the Family Trust, holds 13,000,000 of the shares of Common Stock and Mrs. Karfunkel has sole voting and investment power over the shares held by ACP Re Holdings, LLC. Mrs. Karfunkel is the wife of the Company’s deceased founder Michael Karfunkel. Barry Zyskind, a director, is co-trustee of the Family Trust, but has no beneficial ownership over any shares of our Common Stock held by the Family Trust.

(2)

Based on the Schedule 13G filed on June 19, 2017. Each of MSD Sparrowhawk, L.P., Black Marlin Investments, LLC, Coral Rock Investments, L.P. and Vermeer Investments, LLC and MSD Credit Opportunity Master Fund, L.P. is the direct owner of the securities. MSD Capital, L.P. is a member of, and may be deemed to beneficially own securities beneficially owned by, Black Marlin Investments, LLC and Vermeer Investments, LLC. MSD Capital, L.P. is the general partner of, and may be deemed to beneficially own securities beneficially owned by, Coral Rock Investments, L.P. and MSD Sparrowhawk, L.P. MSD Capital Management, LLC is the general partner of, and may be deemed to beneficially own securities beneficially owned by MSD Capital, L.P. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by MSD Capital Management, LLC. Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities beneficially owned by MSD Capital Management, LLC. Each of Messrs. Dell, Fuhrman, Phelan and Lisker disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein. MSD Partners is the investment manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Credit Opportunity Master Fund, L.P. MSD Partners (GP), LLC is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners, L.P. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners (GP), LLC. Each of Messrs. Fuhrman, Phelan and Lisker disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein.

(3)

Based on the Schedule 13G filed on February 11, 2019. The Vanguard Group reports sole voting power over 105,464 shares, shared voting power over 4,800 shares, sole investment power over 5,564,013 shares and shared investment power over 104,333 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 99,533 shares of the Company’s common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 10,731 shares of NGHC common stock as a result of its serving as investment manager of Australian investment offerings.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock by each director, each nominee for director, each person named in the Summary Compensation Table under “Executive Compensation,” and of all our directors and executive officers as a group as of March 19, 2019. For purposes of the table below, derivative securities that are currently exercisable or exercisable within 60 days of March 19, 2019 into common stock are considered outstanding and beneficially owned by the person holding the derivative securities for the purposes of computing beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. All of the directors, director nominees and executive officers have sole voting and investment power over the shares of common stock listed or share voting and investment power with his or her spouse, except as otherwise provided below.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Class
Barry Karfunkel	1,232,713	(2)	1.08%
Robert Karfunkel	1,171,896	(3)	1.03%
Michael Weiner	672,662		*
Jeffrey Weissmann	355,098	(4)	*
Peter Rendall	9,858		*
Barry Zyskind	320,000	(5)	*
Donald DeCarlo	15,500		*
Patrick Fallon	15,500		*
Barbara Paris, M.D	15,500		*
John Marshaleck	8,000		*
Jay Nichols	26,000		*

All executive officers and directors as a group (12 persons)	3,843,386		3.38%

*	Less than one percent.
(1)

Includes shares the individuals have the right to acquire upon the exercise of options: Mr. B. Karfunkel – 743,500; Mr. R. Karfunkel – 743,500; Mr. Weiner – 642,678; Mr. Weissmann – 320,103; Mr. DeCarlo –10,000; Mr. Fallon – 10,000; and Dr. Paris – 10,000; all executive officers and directors as a group – 2,479,781 shares. With respect to shares held by Messrs. DeCarlo, Fallon, Marshaleck, and Nichols and Dr. Paris, includes 1,500 restricted stock units for each such director vesting within 60 days of March 19, 2019.

(2)	Includes 320,000 shares of common stock held by the Barry S. Karfunkel 2016 GST Trust, of which Mr. B. Karfunkel’s spouse is the trustee.
(3)	Includes 320,000 shares of common stock held by the Robert M. Karfunkel 2016 GST Trust, of which Mr. R. Karfunkel’s spouse is the trustee.
(4)	Includes 600 shares of common stock held indirectly by Mr. Weissmann as Uniform Transfers to Minors Act (UTMA) Custodian for custodial accounts for his children.
(5)	Includes 320,000 shares of common stock held by Mr. Zyskind’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, all Section 16(a) filing requirements applicable to the directors, officers and greater than 10% shareholders were complied with by such persons during 2018.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The second proposal is to ratify the selection of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. E&Y was engaged by the Company to serve as its independent registered public accounting firm for the year ended December 31, 2017 and began its engagement in the first quarter of 2017.

Although not required by our bylaws or otherwise, the board of directors is submitting the appointment to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain E&Y, and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our shareholders.

A representative of E&Y will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

Change in Accountants in 2017

On March 23, 2017, our Audit Committee engaged E&Y to serve as our principal independent accountant for the fiscal year ending December 31, 2017, effective immediately.

During the two fiscal years ended December 31, 2015 and December 31, 2016 and the subsequent interim period through March 23, 2017, (i) we did not consult with E&Y as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements in any case where a written report or oral advice was provided to us that E&Y concluded was an important factor considered by us in reaching a decision as to such accounting, auditing or financial reporting issue; and (ii) we did not consult E&Y on any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

As previously disclosed in a Current Report on Form 8-K filed with the SEC on March 24, 2017, on March 23, 2017, we dismissed BDO USA LLP (“BDO”) as our independent public accounting firm.

BDO’s audit reports on the Company’s consolidated financial statements for the years ended December 31, 2016 and December 31, 2015, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that BDO issued an adverse audit report on the effectiveness of the Company’s Internal Control Over Financial Reporting in its Report of Independent Registered Public Accounting Firm as of December 31, 2015 due to a material weakness in our internal control over financial reporting as of December 31, 2015 as disclosed in Amendment No. 1 to the Company’s Form 10-K for the year ended December 31, 2015 on Form 10-K/A filed on March 16, 2017. The material weakness that existed as of December 31, 2015 has been remediated through the enhancement of documentation around management’s review procedures by the development and implementation of additional documentation processes with enhanced precision and formalized review procedures.

During the two fiscal years ended December 31, 2015 and December 31, 2016 and for the period from January 1, 2017 to March 23, 2017, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years, or (2) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided BDO with a copy of the foregoing disclosures in 2017. BDO was provided with an opportunity to furnish to the Company a letter presenting its views, to the extent the above disclosures were believed to be incorrect or incomplete. A copy of this letter, dated March 24, 2017, was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 24, 2017.

Audit and Non-Audit Fees

Our Audit Committee approves the fees and other significant compensation to be paid to our independent auditors for the purpose of preparing or issuing an audit report or related work. Our Audit Committee also preapproves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for us by our independent auditors, subject to the de minimis exceptions for non-audit services described in the Exchange Act.

Our Audit Committee reviewed and discussed with E&Y the following fees for services rendered for the 2018 and 2017 fiscal years and considered the compatibility of non-audit services with E&Y’s independence.

The following table presents the aggregate fees billed or expected to be billed for professional services rendered to us by E&Y for 2018 and 2017. Other than as set forth below, no professional services were rendered or fees billed by E&Y or its international affiliates during 2018 and 2017.

Ernst & Young LLP	2018	2017
Audit Fees (1)	$7,233,635	$8,721,767
Audit-Related Fees (2)	338,840	255,000
Tax Fees (3)	665,000	1,085,000
All Other Fees (4)	247,250	242,250

Total	$8,484,725	$10,304,017

(1)

Audit fees relate to professional services rendered for: (i) the integrated audit of our annual financial statements and internal control over financial reporting, (ii) comfort letters, (iii) acquisition work related to the audit, (iv) audit of domestic and international statutory reports, and (v) expenses incurred related to services performed.

(2)	Audit-related fees relate to professional services rendered for: (i) benefit plan audits, (ii) the audits of service organization internal controls, and (iii) regulatory compliance services.
(3)	Tax fees relate to professional services rendered for: tax compliance and consultation services.
(4)	All other fees relate to professional services rendered for: actuarial services.

Pre-Approval Policies and Procedures of the Audit Committee

Pursuant to its charter, the Audit Committee pre-approves all audit and permitted non-audit services, including engagement fees and terms thereof, to be performed for us by the independent auditors, subject to the exceptions for certain non-audit services approved by the Audit Committee prior to the completion of the audit in accordance with Section 10A of the Exchange Act. The Audit Committee must also pre-approve all internal control-related services to be provided by the independent auditors. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to a specified cost level. In addition, from time to time, we may want the independent auditors to perform additional permitted services that the Audit Committee must pre-approve before the independent auditors can proceed with providing such services. In doing this, the Audit Committee has established a procedure whereby a partner of our independent auditor, in conjunction with our Chief Financial Officer, will contact the Audit Committee Chairperson and obtain pre-approval (verbally or via email) for such services, to be followed (where appropriate) by a written engagement letter confirming such arrangements, signed by both our Chief Financial Officer and Audit Committee Chairperson. In addition, all audit and permissible non-audit services in excess of 5% over the pre-approved cost level must be separately pre-approved by the Audit Committee.

The Audit Committee may form and delegate to a subcommittee consisting of one or more members (provided that such person(s) are independent directors) its authority to grant pre-approvals of audit, permitted non-audit services and internal control-related services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and our compliance with related legal and regulatory requirements. The Audit Committee oversees the appointment, engagement, compensation, termination and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing our independent auditors’ audit work, reviewing and pre-approving any audit and non-audit services that may be performed by our independent auditors, reviewing with management and our independent auditors the adequacy of our internal financial and disclosure controls, reviewing our critical accounting policies and the application of accounting principles, and monitoring the rotation of partners of our independent auditors on our audit engagement team as required by law. The Audit Committee establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent auditors.

Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC and Nasdaq for audit committee membership and is an “independent director” within the meaning of applicable Nasdaq listing standards. Each Audit Committee member meets the Nasdaq’s financial literacy requirements, and the Board has further determined that Mr. Marshaleck is an “Audit Committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and also meets the Nasdaq’s professional experience requirements. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq, which can be found on the Investor Relations section of our website (www.nationalgeneral.com).

We have reviewed and discussed the audited financial statements with management and with our independent auditors. We met with our independent auditors to discuss results of their examinations and the overall quality of our financial reporting.

We have discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Accounting Oversight Board (the “PCAOB”). In addition, we received the written disclosures and the letter from the independent auditors pursuant to applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and have discussed with the independent auditors their independence, including a review of both audit and non-audit fees.

Based upon the review and discussions described in the preceding paragraphs, we recommended to our Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

February 25, 2019	John Marshaleck (Chairman) Patrick Fallon Barbara Paris

PROPOSAL 3: APPROVAL OF THE

NATIONAL GENERAL HOLDINGS CORP. 2019 OMNIBUS INCENTIVE PLAN

The Board of Directors has adopted, subject to shareholder approval, the National General Holdings Corp. 2019 Omnibus Incentive Plan (the “2019 Plan”). A summary of the material terms of the 2019 Plan is provided below, and is qualified in its entirety by the full text of the 2019 Plan, which is attached to this Proxy Statement as Appendix A.

The 2019 Plan will become effective on the date it is approved by shareholders. The 2019 Plan will replace the Company’s 2013 Equity Incentive Plan (the “Prior Plan”). Any awards previously granted under the Prior Plan, including equity awards granted in the first quarter of 2019 for performance in 2018, will remain subject to the terms of the Prior Plan including the vesting schedule in effect at the time such awards were granted. Upon shareholder approval of the 2019 Plan, no further grants of awards shall be made under the Prior Plan.

We are asking shareholders to approve the 2019 Plan, pursuant to which an aggregate of 2.5 million shares of common stock will initially be available for issuance, because we expect that the Prior Plan will run out of shares available for grant prior to the 2020 Annual Meeting. If shareholders do not approve the 2019 Plan and the Company cannot grant equity awards, it will be placed at a competitive disadvantage, making it difficult to attract, retain, and motivate its employees, officers, and non-employee directors. Shareholder approval of the 2019 Plan will allow us to maintain equity awards as an important component of our compensation program and to continue to align the interests of our employees, officers, and non-employee directors with those of our shareholders.

Factors Considered in Setting Size of Requested Share Reserve

In setting the proposed number of shares reserved and issuable under the 2019 Plan, the Board considered a number of factors. These factors included:

•

The Company’s three-year average burn rate. Our three-year average “burn rate” of 1.0% for fiscal years 2016 through 2018 was less than the median three-year average burn rate of our compensation peer group (2.1%) and of applicable industry peers established by a certain major proxy advisory firm (1.7%). We believe our historical burn rate is reasonable for a company of our size in our industry.

We define burn rate as the total number of stock options, restricted stock, performance stock, and shares underlying restricted stock units and performance stock units granted to Participants in a single year expressed as a percent of our weighted average common shares outstanding at the end of each fiscal year, as disclosed by each peer company in its public filings. We calculated burn rates on an “economically equivalent” basis where a modifier was applied to the number of full-value shares granted each year. The modifier is based on a company’s trading volatility.

•

Estimated duration of shares available for issuance under the 2019 Plan. Based on the requested number of shares to be reserved under the 2019 Plan and on our three-year average burn rate as described above, we expect that the requested share reserve will cover awards for approximately 5 to 7 years. We believe the estimated duration of the requested share reserve is reasonable for a company of our size in our industry.

•

Expected dilution. As of December 31, 2018, our estimated total overhang was 4.1%. We believe this level of total overhang is within competitive market practices of the same set of peers referenced above.

Our total overhang as of that same date would be less than 6.5% based on including the additional 2.5 million shares that would be available for issuance under the 2019 Plan upon its approval by shareholders. We believe this level of expected dilution is reasonable for a company of our size in our industry. Additionally, this level of expected dilution is well below the level considered “excessive” (i.e., 25%) by a certain proxy advisory firm.

We define total overhang as the sum of the following items expressed as a percentage of our common shares outstanding as of December 31, 2018: (i) the total number of shares subject to outstanding awards and (ii) the total number of shares available for future grants.

Summary of the Plan

Administration. The 2019 Plan will be administered by the Compensation Committee of the Board of Directors. All of the members of our Compensation Committee meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 and comply with the independence requirements of The NASDAQ Stock Market. The Compensation Committee may select eligible individuals to receive awards, determine award types and terms and conditions of awards, and interpret the 2019 Plan’s provisions. The full Board selects the Compensation Committee members. The Compensation Committee has the authority to delegate to one or more of its members or to one or more officers its administrative duties under the 2019 Plan to the extent permitted by applicable law.

Eligibility. Awards may be made under the 2019 Plan to employees, non-employee directors and consultants of the Company, its subsidiaries or affiliates. Upon shareholder approval, all of the employees and all of the non-employee directors of the Company would be eligible to be selected by the Compensation Committee as grantees of awards under the 2019 Plan.

Amendment or Termination of the 2019 Plan. The board of directors may terminate the 2019 Plan at any time for any reason. The 2019 Plan is scheduled to terminate ten years after its effective date. The board of directors may also amend the 2019 Plan. Amendments are to be submitted to shareholders for approval to the extent required by the applicable laws, rules or regulations. In addition, without the written consent of the holder, no amendment or termination of the Plan may materially and adversely modify the holder’s rights under the terms and conditions of an outstanding award.

Authorized Shares Available for Awards Under the 2019 Plan. The 2019 Plan authorizes the grant of awards with respect to an aggregate of 2.5 million common shares, all of which may be issued pursuant to “incentive stock options” described below. In addition, any shares of common stock subject to an award under the 2019 Plan that expires, terminates or is forfeited pursuant to the terms of the 2019 Plan, is settled in cash in lieu of shares, or is exchanged for an award not involving shares, will again be available for award under the 2019 Plan. The 2019 Plan prohibits “liberal share recycling”, which means that we may not add back to the 2019 Plan’s share reserve any shares of common stock (i) tendered or withheld to pay the exercise price of a stock option, (ii) tendered or withheld to pay withholding tax, (iii) that are not issued in connection with the stock settlement of a stock appreciation right, or (iv) repurchased on the open market with proceeds from the exercise of a stock option.

Options. The 2019 Plan permits the granting of stock options. Each stock option provides the option holder with the right to purchase one share of common stock at a fixed exercise price. These stock options may be intended to qualify as incentive stock options under the Internal Revenue Code, or may be issued as non-qualifying stock options.

The exercise price of a stock option must equal or exceed 100% of the fair market value of our common stock on the grant date. The fair market value is generally determined as the closing price of the common stock on the day preceding the date of grant. As of March 19, 2019, the closing price of our common stock was $24.37 per share. An exception to this requirement is made for options that we grant in substitution for options held by employees of companies that we acquire. In that case, the exercise price may be appropriately adjusted to preserve the economic value of those employees’ stock options from his or her prior employer. In the case of a shareholder who would become a 10% shareholder after the receipt of an incentive stock option, the exercise price of such incentive stock option may not be less than 110% of the fair market value of our common stock on the grant date and the expiration of such stock option may not be later than 5 years.

The Compensation Committee determines the term of stock options at the time of grant, which term may not exceed ten years from the grant date. The Compensation Committee also determines at what time or times each option may be exercised.

Upon exercise, optionees may satisfy their exercise price obligation by any method approved by the Compensation Committee, including by cash or its equivalent, by tendering shares of our common stock, or by means of a broker-assisted cashless exercise.

Stock Appreciation Rights. The 2019 Plan permits the granting of stock appreciation rights. The grant price of a stock appreciation right must equal or exceed 100% of the fair market value of our common stock on the grant date. The fair market value is generally determined as the closing price of the common stock on the day preceding the date of grant. An exception to this requirement is made for stock appreciation rights that we grant in substitution for stock appreciation rights held by employees of companies that we acquire. In that case, the grant price may be appropriately adjusted to preserve the economic value of those employees’ stock options from his or her prior employer.

The Compensation Committee determines the term of a stock appreciation right at the time of grant, which term may not exceed ten years from the grant date. The Compensation Committee also determines at what time or times each stock appreciation right may be exercised. The Compensation Committee may accelerate a participant’s ability to exercise a stock appreciation right, subject to compliance with the 2019 Plan.

Restricted Stock. The 2019 Plan permits the granting of restricted stock upon such terms as the Compensation Committee may establish. The participants may be required to pay a purchase price for each share of restricted stock granted. The award agreement will specify the period of restriction, vesting conditions and voting rights as the Compensation Committee determines.

Restricted Stock Units. The 2019 Plan permits the granting of restricted stock units upon such terms as the Compensation Committee may establish. The award agreement will specify the period of restriction and vesting conditions as the Compensation Committee determines. The holders have no voting rights with respect to the restricted stock units.

Performance Shares. The 2019 Plan permits the granting of performance shares upon such terms as the Compensation Committee may establish. The initial value of a performance share shall equal the fair market value of a share on the date of grant. The Committee will also determine the applicable performance goals and performance period.

Performance Share Units. The 2019 Plan permits the granting of performance share units upon such terms as the Compensation Committee may establish. Each performance share unit corresponds in value to a single share of common stock of the Company. The Committee will also determine the applicable performance goals and performance period.

Other Awards. The Committee may grant other stock-based awards and cash-based awards, subject to the terms and conditions as the Compensation Committee determines are appropriate, which may include, without limitation, the grant of deferred shares, shares or cash based on attainment of performance or other goals established by the Committee, or shares in lieu of cash under other incentive or bonus programs. These other awards may be subject to such terms and conditions as the Committee establishes.

Limit on Awards to Non-Employee Directors. The maximum aggregate value of equity-based awards granted to any non-employee director during any calendar year shall not exceed $150,000.

Minimum Vesting. Except with respect to five percent of the number of shares available for grant as of the effective date of the 2019 Plan, the 2019 Plan requires a minimum one-year vesting period for all awards granted under the Plan, subject to the Compensation Committee’s discretion to accelerate the vesting of any award

Effect of Certain Corporate Transactions. The 2019 Plan provides that, upon a Change in Control (as defined in the 2019 Plan), the outstanding awards will vest and be settled as set forth in the 2019 Plan or as otherwise provided in the award agreement, unless such awards are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control.

Adjustments for Stock Splits, Stock Dividends and Similar Events. The 2019 Plan provides that, in the event of any equity restructuring (within the meaning of FASB Accounting Standards Codification 718), such as a stock dividend, stock split, spin-off, rights offering or recapitalization through an extraordinary dividend, the Compensation Committee shall cause an equitable adjustment to be made (i) in the number and kind of shares that may be delivered under the plan, (ii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, (iii) with respect to outstanding awards, to the exercise price or the grant price of shares subject to outstanding awards, and (iv) any other value determinations applicable to any outstanding awards.

In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its sole discretion, cause an equitable adjustment as described above to be made to prevent dilution or enlargement of rights. In addition, the Compensation Committee may make other adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2019 Plan.

Nontransferability. Unless otherwise determined by the Compensation Committee, awards may not be assigned or transferred by a plan participant except by will or by the laws of descent and distribution, and any stock option is exercisable during a participant’s lifetime only by the participant. Nonqualified stock options and stock appreciation rights may not be transferred for value or consideration.

Forfeiture and Recoupment. Awards granted under the 2019 Plan are subject to potential forfeiture to or recoupment by the Company as provided in the 2019 Plan.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the 2019 Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2019 Plan. The income tax consequences under applicable foreign, state or local tax laws may not be the same as under U.S. federal income tax law.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (although alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for more than one year after the date of exercise (the “holding period requirement”). For exercised options to qualify for the foregoing tax treatment, the grantee generally must be employed by us or one of our subsidiaries from the grant date of the option through a date within three months before the exercise date of the options. We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option.

If the holding period requirement mentioned above is not met, the grantee will recognize ordinary income upon the disposition of the common stock received pursuant to an incentive stock option in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units under the 2019 Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the amount of cash or the fair market value of the shares issued to the grantee at the end of the restriction period or, if later, the payment date.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2019 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the amount of cash and the fair market value of the common stock received on the date of exercise.

Performance Share Units, Performance Units. The grant of a performance share unit or performance unit award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income.

Other-Stock Based Awards and Cash-Based Awards. Generally, participants who receive other stock-based awards and cash-based awards will be required to recognize ordinary income at the time of payment of the award, in an amount equal to the amount of cash paid and/or the fair market value of the shares of common stock delivered to the grantee.

Section 409A. We intend for awards granted under the 2019 Plan to comply with, or be exempt from, Section 409A of the Internal Revenue Code, which imposes certain restrictions on nonqualified deferred compensation. However, we will not have any obligation to indemnify or otherwise hold any participant harmless from any taxes or penalties that may be imposed under Section 409A of the Internal Revenue Code.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the affiliate for which the participant performs services generally will be entitled to a corresponding compensation deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. However, the Company’s compensation deductions also may be limited by Section 162(m) of the Internal Revenue Code (“Section 162(m)”), as discussed below.

Pursuant to Section 162(m), as amended by the Tax Cuts and Jobs Act of 2017, the Company may not deduct compensation paid to a “covered employee” for any fiscal year after 2017, to the extent that the compensation paid in such year exceeds $1 million, except as provided under transition rules for certain written binding compensation arrangements in effect on November 2, 2017. As a result, awards granted under the 2019 Plan to a covered employee (as defined under Section 162(m)) generally will not be deductible by the Company or an affiliate to the extent that the total compensation paid to that covered employee for a year (including the amount of any such awards that would otherwise be deductible in that year) exceeds $1 million.

Registration with the Securities and Exchange Commission

The Company intends to file a Registration Statement on Form S-8 to register the shares of common stock reserved for issuance under the 2019 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2019 Plan by our shareholders.

Plan Benefits

Because it is within the discretion of the Compensation Committee to determine which non-employee directors, employees and consultants will receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the 2019 Plan or the amount of the awards.

The Board of Directors believes that the 2019 Plan enhances the Company’s ability to attract, retain and motivate key executives and employees eligible for awards under the 2019 Plan, which supports the Company’s objectives of increasing shareholder value and the success of the Company, and aligns the interests of our employees, officers and non-employee directors with those of our shareholders.

Equity Compensation Plan Information

The table below shows information regarding awards outstanding and shares of common stock available for issuance as of December 31, 2018 under our 2010 Equity Incentive Plan and 2013 Equity Incentive Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	4,123,147	$9.53	521,311
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	4,123,147	$9.53	521,311

(1)	Includes restricted stock unit awards that, upon vesting, provide the holder with the right to receive common shares on a one-to-one basis.
(2)	Only applies to outstanding options, as restricted stock units do not have exercise prices.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NATIONAL GENERAL HOLDINGS CORP. 2019 OMNIBUS INCENTIVE PLAN.

EXECUTIVE OFFICERS

The table below sets forth the names, ages and positions of our executive officers:

Name	Age	Position(s)
Barry Karfunkel	38	Chief Executive Officer and Co-Chairman
Michael Weiner	47	Executive Vice President, Chief Financial Officer
Robert Karfunkel	34	President and Co-Chairman
Peter Rendall	46	Executive Vice President, Chief Operating Officer
Jeffrey Weissmann	41	Executive Vice President, General Counsel and Secretary
Lawrence Moloney	56	Senior Vice President and Chief Accounting Officer

Set forth below are descriptions of the backgrounds of each of our executive officers, other than Barry Karfunkel and Robert Karfunkel, whose backgrounds are described above under “Proposal 1 - Election of Directors.”

Michael Weiner joined the Company in 2010 as chief financial officer. Mr. Weiner also serves as an officer and director of many of our subsidiaries. From 2009 to 2010, Mr. Weiner was the global chief financial officer of Ally Financial’s GMAC Insurance unit. From 2008 to 2009, Mr. Weiner was at Cerberus Operations and Advisory Company as a member of the financial services team. Prior to his tenure at Cerberus, Mr. Weiner held a number of financial management positions with Citigroup. He joined Citigroup from KPMG LLP, and began his career at Bankers Trust Company.

Peter Rendall currently serves as chief operating officer of the Company. Mr. Rendall has served as chief operating officer since 2015 and previously served as treasurer from 2011 through February 2019. He joined the Company in 2010 as finance manager. Prior to that, Mr. Rendall held various financial and managerial positions at GMAC Insurance Group with respect to personal lines business since August 2002.

Jeffrey Weissmann, general counsel and secretary, joined the Company in 2011. Mr. Weissmann also serves as an officer and director of many of our subsidiaries. Prior to joining the Company, from 2003 to 2011 Mr. Weissmann practiced law at Cadwalader, Wickersham & Taft, LLP in the securities, mergers & acquisitions and corporate governance areas.

Lawrence Moloney joined the Company in December 2016 as senior vice president, finance and has served as chief accounting officer since May 2017. Prior to joining the Company, Mr. Moloney served as controller of AIG North America, a division of American International Group, Inc., from September 2014 to December 2016. Prior to that role, he served as deputy controller of AIG North America from May 2012 to September 2014. Before his tenure at AIG, Mr. Moloney held a number of financial management positions with Tokio Marine Management. He joined Tokio Marine from Deloitte where he began his career. Mr. Moloney holds the Certified Public Accountant (CPA) and Chartered Management Accountant (CMA) designations.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, has recommended to the Board that the following Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

February 25, 2019	Donald DeCarlo (Chairman)
Patrick Fallon
Jay Nichols

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes compensation awarded to, earned by or paid to our named executive officers with respect to 2018. Our named executive officers for 2018 are: (i) Barry Karfunkel (Chief Executive Officer); (ii) Michael Weiner (Chief Financial Officer); (iii) Robert Karfunkel (President); (iv) Peter Rendall (Chief Operating Officer); and (v) Jeffrey Weissmann (General Counsel & Secretary). This Compensation Discussion and Analysis provides a detailed review of the Company’s executive compensation program, including its philosophy and objectives, design, process, elements and determination of awards.

The Company’s executive compensation program is designed to attract and retain skilled executives to drive the Company’s strategic plan and lead to greater long-term shareholder value. In 2018, the Compensation Committee has continued its approach to emphasize performance-based measures and targets for its named executive officers in accordance with the revised compensation program implemented in recent years. The Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to assist with the design and implementation of the 2018 annual incentive plan, based on objective financial metrics to measure performance and payouts.

At our 2017 Annual Meeting of Shareholders, we held our triennial shareholder advisory vote on the compensation of our named executive officers, referred to as a “say on pay” vote. In that vote, shareholders approved the compensation of our named executive officers, with approximately 96% of the shares voted being voted in favor of our executive compensation program. The Compensation Committee remains committed to engaging in an ongoing dialogue with the Company’s shareholders to ensure that any concerns are understood and fully considered by the Compensation Committee as it continues to review and refine the Company’s executive compensation program over time.

Compensation Philosophy and Objectives

Our approach to compensation is based upon a pay-for-performance philosophy. Our executive compensation program is designed to attract, retain and motivate executives with the skills necessary to achieve our business objectives, to reward those individuals for individual performance and to align their compensation with our Company’s performance. The Company seeks to establish and maintain a performance-driven culture that delivers exceptional value to its shareholders, and to reward individuals who fit that culture and reflect the Company’s core values. The Compensation Committee is committed to providing performance-based rewards that are tied to the execution of our business strategy, as measured by operating and financial metrics, execution of management initiatives and shareholder value creation. To align executives’ and shareholders’ interests, the Compensation Committee awards a larger portion of the annual incentive awards in equity. The Company’s executive compensation program is intended to be competitive with the programs of other employers in the industry with whom we compete for talent.

Our Compensation Process

Compensation Committee. Our Compensation Committee, composed solely of independent directors, is responsible for making all executive compensation determinations with respect to our named executive officers. The Compensation Committee, working with our senior management and our independent compensation consultant, develops and implements the Company’s executive compensation program and policies.

The Compensation Committee conducts its annual review of executive performance and compensation in the first quarter of each year.

The Compensation Committee makes incentive compensation decisions based on the Company’s prior year performance, makes prospective adjustments, if any, to base salaries and target bonuses for the then-current year, and grants equity-based awards with multi-year vesting terms. This process includes a review of the performance of the Company and of each named executive officer against pre-established goals, the executive’s duties, responsibilities and experience, his or her personal contribution to the Company’s success, and, on a periodic basis, a comparison of each named executive officer’s compensation to market data for executives in similar positions at peer companies of the Company.

The Compensation Committee may also make compensation adjustments during the course of the year if circumstances are appropriate, such as when an individual is promoted or takes on additional responsibilities. Equity-based awards may also be made to individuals at any time during the year, as the Compensation Committee deems appropriate.

We believe that the compensation levels for our named executive officers are competitive and do not encourage them to take unnecessary or excessive risks.

Management. On an annual basis, our CEO presents performance assessments to the Compensation Committee with respect to each member of the Company’s senior management team, excluding himself, including recommendations for compensation decisions for prior year performance as well as prospective adjustments to compensation targets going forward.

Compensation Consultant. The Compensation Committee has engaged Meridian to serve as its independent compensation consultant. Meridian has been engaged to provide on a periodic basis, among other things, competitive benchmarking assessments of the executive compensation program, peer group analysis and selection, pay program analytics, advice on short- and long-term incentive plan design and appropriate performance measures, and any other executive compensation and governance matters for which the Compensation Committee requests assistance from time to time. Meridian advises the Compensation Committee directly, but it also works closely with management to ensure a collaborative process in implementation of an effective executive compensation program.

Peer Group. With Meridian’s assistance, the Compensation Committee previously selected an appropriate group of peer companies for the purpose of comparing our executive compensation program with market practices and in order to inform the Compensation Committee’s decisions regarding its executive compensation program. However, the Compensation Committee does not ultimately target or benchmark compensation to any particular percentile of compensation paid by other companies, but rather considers comparator compensation as just one factor in making its compensation decisions. Other factors include Company performance and the individual’s contribution, experience and potential. After taking all these factors into account, the Compensation Committee exercises its judgment in making compensation decisions. We believe this approach gives the Company the flexibility to make compensation decisions based upon all relevant facts and circumstances.

The Company’s 2018 peer group remained unchanged from 2017 and consisted of 17 companies:

Company
Allied World Assurance Company	Kemper Corp.
American National Insurance	Mercury General Corp.
Arch Capital Group Ltd.	Primerica Inc.
Argo Group International Holdings, Ltd.	RLI Corp.
Aspen Insurance Holdings, Ltd.	Selective Insurance Group, Inc.
CNO Financial Group Inc.	Torchmark Corp.
Endurance Specialty Holdings, Ltd.	Validus Holdings, Ltd.
First American Financial Corp	White Mountains Insurance Group Ltd.
The Hanover Insurance Group, Inc.

The Compensation Committee, in consultation with Meridian, used several criteria in the selection of its peer group of companies, including company size, industry competitors, companies with talent overlap, companies with similar organizational structures and business complexity, peers of peers, company life-cycle and geographical considerations, and proxy advisory firm views.

Elements of Compensation

The primary elements of our 2018 executive compensation program are annual base salary, annual cash bonuses and equity incentives. The Compensation Committee assigns a heavier weight to the incentive portion of each named executive officer’s overall compensation reflecting the Committee’s belief that executive compensation should be aligned with the success of the Company and be risk-based depending upon the future performance of the Company. Set forth below is a summary of each component of the 2018 compensation opportunities for our CEO and our other named executive officers.

Base Salary. We use base salary to compensate our employees, including our named executive officers, for performing their day-to-day responsibilities. The Compensation Committee determines the base salary for each named executive officer in consideration of various factors, such as level of responsibility, prior experience, breadth of knowledge, the executive’s individual performance, achievements and contributions to the Company, and external pay practices. Based on the foregoing, the Compensation Committee determined to increase the annual base salary for Jeffrey Weissmann from $550,000 to $575,000 and for Peter Rendall from $500,000 to $550,000 for 2018. The Compensation Committee did not make any changes to the base salaries of the remaining named executive officers for 2018, which were as follows: Barry Karfunkel, $925,000; Michael Weiner, $600,000; and Robert Karfunkel, $900,000.

Incentive Awards. Our annual incentive awards, which include a cash component and an equity component, are designed to motivate our employees, including our named executive officers, to drive various aspects of our business strategy. The equity portion of the incentive award is designed to not only reward named executive officers, but also to closely align their interests to those of our shareholders and to provide an additional incentive to promote our success and to remain in our service. All of our full-time employees are eligible to receive incentive awards at the discretion of our Compensation Committee.

2018 Annual Incentive Plan. Our 2018 Annual Incentive Plan is designed to reward each named executive officer for his contributions to the Company’s annual performance. The 2018 Annual Incentive Plan uses operating earnings margin (25% weighting), combined ratio (25% weighting), operating return on equity (25% weighting) and gross premium written (25% weighting) as the performance metrics on which payouts are determined under this plan. For 2018, gross premium written was added as a fourth performance metric to balance the other performance metrics and ensure that management is incentivized to appropriately balance growth with return-driven metrics. The Compensation Committee maintains discretion to modify the actual payouts based on developments in the industry and in the market during the year, as well as based on the Committee’s assessment of the Company’s performance, the individual’s performance or any other factor that the Committee deems relevant. These are common metrics used to measure performance in the insurance industry and are indicative of an insurance company’s financial health. We believe achievement on these metrics will lead to an increase in long-term shareholder value. The performance metrics are defined as follows:

Operating Earnings Margin	Calculated as net income/loss attributable to the Company common stockholders excluding after-tax net gain or loss on investments (including foreign exchange gain or loss), other-than-temporary impairment losses, bargain purchase gains, earnings or losses of equity method investments (related parties), deferred tax asset impairment, non-cash amortization of intangible assets and non-cash impairment of goodwill, and such number is then divided by the total revenue of the Company.

Combined Ratio	The sum of the loss and loss adjustment expense ratio and the operating expense ratio before amortization and impairment.

Operating Return on Equity	Calculated by dividing annual operating earnings by the average of stockholders’ equity.

Gross Premium Written	Calculated as the premium from each insurance policy that the Company writes, during a reporting period based on the effective date of the individual policy, prior to ceding reinsurance to third parties.

The threshold, target and maximum performance levels for each performance measure are set by the Compensation Committee in consideration of, among other things, our strategic goals, business plans and the degree of difficulty in achieving the targets. It is the goal of the Compensation Committee to establish targets that can be achieved, but only with strong execution on our business strategy. The Compensation Committee considers reaching the maximum performance for each measure to be far less probable than reaching target performance levels. The performance goals (including threshold, target and maximum levels) established by the Compensation Committee for the 2018 fiscal year, as well as the actual performance levels achieved by the Company in 2018, were as follows:

	Performance Measures
	Operating Earnings Margin	Combined Ratio	ROE	Gross Premium Written ($ in millions)
Maximum (200% payout)	10%	90%	13%	$4,860
Target (100% payout)	5%	95%	10%	$4,500
Threshold (50% payout)	0%	100%	7%	$4,140
Actual 2018 Performance	5.1%	92.6%	14.6%	$4,969	Total
2018 Performance Score	102%	148%	200%	200%	163%

The Committee approved the actual cash and equity incentive awards for each named executive officer for 2018 following careful consideration of the Company’s 2018 performance under the principles and performance metrics utilized under the 2018 Annual Incentive Plan (with such performance resulting in a payout percentage equal to 163% of the target as set forth above), as well as the individual performance of each named executive officer and the Company’s excellent operational year.

Accordingly, the Compensation Committee determined to award the named executive officers 163% of their respective target awards. The target incentive value, total incentive payout percentage, and the portion of the 2018 incentive award of each named executive officer that is payable in cash and in equity, respectively, are as set forth in the table below:

Executive	Total Incentive Payout			Incentive Payout Breakdown
	Target	Total payout Percentage	Total Payout	Portion Paid in Cash	Portion Paid in Equity
B. Karfunkel	$3,056	163%	$4,966	$1,879	$3,088
Weiner	$1,350	163%	$2,194	$975	$1,219
R. Karfunkel	$2,700	163%	$4,388	$1,843	$2,545
Weissmann	$1,294	163%	$2,102	$904	$1,198
Rendall	$1,183	163%	$1,922	$826	$1,095

All numbers rounded to the nearest $000

Consistent with past practice, the Committee granted the equity awards as time-based restricted stock units, vesting ratably over three years.

In addition, the Committee determined to pay an additional cash incentive award to Peter Rendall in the amount of $70,000 for his substantial efforts on integration planning relating to a pending acquisition.

Other Benefits and Perquisites. Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and our 401(k) savings plan (with a company contribution equal to up to six percent of salary, subject to certain limitations), in each case on the same basis as our other employees, subject to applicable law. Limited perquisites are provided to the named executive officers.

Employment Agreements

We have entered into an employment agreement with Mr. Weiner, which establishes his base salary level and certain bonus opportunity amounts or targets and includes termination payments in certain circumstances. None of our other named executive officers has an employment agreement. See “Employment Agreements with Executive Officers.”

Tax and Accounting Considerations

The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, includes a number of significant changes to Section 162(m) of the Internal Revenue Code (“Section 162(m)”), which generally apply to compensation that would have otherwise been deductible in 2018 and later fiscal years. The changes to Section 162(m) include the repeal of the qualified performance-based compensation exemption and the expansion of the definition of “covered employees” (for example, by including the CFO as a covered employee and causing the tax deductibility limitation of Section 162(m) to continue to apply to covered employees with respect to compensation paid after termination of employment). As a result of these changes, compensation paid to a covered employee generally is not deductible in 2018 or a later year, to the extent that it exceeds $1 million.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2018

The following table sets forth information with respect to the annual and long-term compensation earned in fiscal years 2018, 2017 and 2016 by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Barry Karfunkel	2018	$925,000	$—	$3,088,000	$—	$1,879,000	$270	$5,892,270
Chief Executive Officer	2017	925,000	751,011	1,846,989	—	—	270	3,523,270
	2016	925,000	983,051	1,614,949	—	—	270	3,523,270

Michael Weiner	2018	600,000	—	1,219,000	—	975,000	8,700	2,802,700
Executive Vice President,	2017	600,000	510,011	637,989	—	—	8,550	1,756,550
Chief Financial Officer	2016	600,000	570,029	712,971	—	—	8,400	1,891,400

Robert Karfunkel	2018	900,000	—	2,545,000	—	1,843,000	240	5,288,240
President	2017	900,000	765,047	1,062,953	—	—	240	2,728,240
	2016	900,000	855,036	1,187,964	—	—	206	2,943,206

Jeffrey Weissmann	2018	575,000	—	1,198,000	—	904,000	8,550	2,685,550
Executive Vice President,	2017	550,000	476,035	623,965	—	—	8,400	1,658,400
General Counsel & Secretary	2016	550,000	470,013	617,987	—	—	8,220	1,646,220

Peter Rendall	2018	550,000	70,000	1,095,000	—	826,000	8,700	2,549,700
Executive Vice President,	2017	500,000	383,037	424,964	—	—	8,550	1,316,551
Chief Operating Officer	2016	500,000	428,006	474,994	—	—	8,250	1,411,250

(1)

Represents cash bonuses based on the Compensation Committee’s assessment of prior year performance. For 2018, also includes a cash incentive awarded to Mr. Rendall in the amount of $70,000 related to his efforts planning a pending acquisition.

(2)

Represents the aggregate grant date fair value of awards of restricted stock units computed in accordance with ASC 718, as discussed in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The grant date fair value of the awards granted based on the Compensation Committee’s assessment of 2018 performance is equal to $25.60, which is the closing price at which our common stock traded on February 25, 2019, multiplied by the number of restricted stock units awarded to each named executive officer. The grant date fair value of the 2017 awards is equal to $20.15, which is the closing price at which our common stock traded on February 23, 2018, multiplied by the number of restricted stock units awarded to each named executive officer. The grant date fair value of the 2016 awards is equal to $24.62, which is the closing price at which our common stock traded on February 27, 2017, multiplied by the number of restricted stock units awarded to each named executive officer.

(3)

For all named executive officers, includes imputed income for personal life insurance. For each of Messrs. Weiner, Weissmann and Rendall, includes company contributions to the 401(k) plan for 2018 of $8,250.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to our named executive officers with respect to the fiscal year ended December 31, 2018.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Barry Karfunkel	2/26/2019	2/25/2019	120,625	$3,088,000
Michael Weiner	2/26/2019	2/25/2019	47,617	1,219,000
Robert Karfunkel	2/26/2019	2/25/2019	99,414	2,545,000
Jeffrey Weissmann	2/26/2019	2/25/2019	46,796	1,198,000
Peter Rendall	2/26/2019	2/25/2019	42,773	1,095,000

(1)	The restricted stock units granted on February 26, 2019 vest ratably over three years until fully vested on February 26, 2022.
(2)

This amount reflects the grant date fair value in accordance with FASB ASC 718, as discussed in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The grant date fair value of the awards granted with respect to 2018 is equal to $25.60, which is the price at which our common stock closed on February 25, 2019, multiplied by the number of shares of restricted stock units awarded to each named executive officer.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding the outstanding equity awards at December 31, 2018 of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(3)
Barry Karfunkel	743,500	—	$10.50	6/6/2023	137,729	(2)	$3,334,419
Michael Weiner	122,228	—	$3.67	6/29/2020	54,305	(2)	1,314,724
	520,450	—	$10.50	6/6/2023
Robert Karfunkel	743,500	—	$10.50	6/6/2023	87,256	(2)	2,112,468
Jeffrey Weissmann	134,228	—	$6.53	1/27/2022	49,703	(2)	1,203,310
	185,875	—	$10.50	6/6/2023
Peter Rendall	—	—	—	—	36,622	(2)	886,619

(1)

Each of the named executive officer’s options expiring in 2023 were granted on June 6, 2013 and vested ratably over four years, provided that 25% of the options vested on the first anniversary of the grant date and 6 1/4% of the options vested quarterly thereafter until the fourth anniversary of the grant date. Mr. Weissmann’s options, expiring in 2022, were granted on January 27, 2012 and vested ratably annually over five years until fully vested on January 27, 2017. Mr. Weiner’s options expiring in 2020, were granted on June 29, 2010 and vested ratably annually over five years beginning on March 1, 2010 until fully vested on March 1, 2015.

(2)

The restricted stock units granted on February 28, 2017 and February 26, 2018 vest ratably over three years until fully vested on February 28, 2020 and February 26, 2021, respectively. The restricted stock units granted on February 26, 2016, which were also subject to a three-year vesting schedule, became fully vested on February 26, 2019.

(3)	Amount is based on the closing price of our common stock of $24.21 on December 31, 2018 in accordance with applicable SEC rules.

Employment Agreements with Executive Officers

Employment Agreement with Michael Weiner

Pursuant to Mr. Weiner’s employment agreement, which was effective as of January 1, 2013, Mr. Weiner serves as chief financial officer of our subsidiary, National General Management Corp. (“Management Corp.”). Mr. Weiner’s employment agreement was renewed on January 1, 2019 and is in effect until January 1, 2021. The employment agreement automatically renews for additional two year periods unless 120 days’ notice of intention not to renew the employment agreement is given by us or Mr. Weiner. Mr. Weiner is eligible to receive a discretionary annual bonus, as determined based on his performance during such year and the recommendation of the chief executive officer.

Under his employment agreement, we are able to terminate Mr. Weiner at any time for “cause” as defined in the agreement and, upon such an event, we will have no further compensation or benefit obligations after the date of termination other than the payment of earned but unpaid base salary, earned but unused vacation and any unreimbursed expenses incurred as of the date of termination.

In the event of disability, we may terminate Mr. Weiner’s employment upon written notice and in the event of his death, Mr. Weiner’s employment will terminate, and in either case, Mr. Weiner (or his heirs) will be entitled to receive any earned but unpaid base salary, earned but unused vacation and any unreimbursed expenses incurred as of the date of termination.

In the event that we terminate Mr. Weiner without “cause” or he terminates his employment for “good reason,” as defined in his employment agreement, we will be required to pay Mr. Weiner severance (in accordance with normal payroll practices) at a per annum rate equal to the base salary in effect at the time of such termination for a period of 12 months following such termination, subject to receipt of an executed release of all claims and such release becoming effective under applicable law. Notwithstanding the foregoing, the obligation to pay full severance will terminate upon the parties’ mutual agreement to waive enforcement of the non-compete provision or upon Mr. Weiner’s commencement of new or alternative employment (including consulting arrangements), and the remaining severance obligation will be reduced by the base salary received from such new or alternative employment or consulting arrangement.

Mr. Weiner has agreed to keep confidential all information regarding Management Corp. and its affiliates (including the Company) that he receives during the term of his employment and thereafter. Mr. Weiner has also agreed that upon termination of employment he will not compete with us for a period of one year following the date of termination and will not solicit any of our customers, producers or employees for two years after termination.

In the event of a termination on account of a “Non-Compete Event,” as defined in the agreement, Mr. Weiner will not receive any severance, and the non-compete provision set forth in the employment agreement will not apply unless Management Corp. agrees to pay Mr. Weiner his base salary for the term of the non-compete period. In the event that Management Corp. does not renew Mr. Weiner’s employment agreement and Mr. Weiner’s employment is terminated more than 30 days after receiving notice of such non-renewal, Mr. Weiner will not receive any severance, and the non-compete provision set forth in the employment agreement will not apply unless Management Corp. agrees to pay Mr. Weiner his base salary for the term of the non-compete period. Mr. Weiner will also be entitled to receive any earned but unpaid base salary and any unreimbursed expenses incurred as of the date of termination.

Other Named Executive Officers

We are not currently a party to an employment agreement with any of Messrs. B. Karfunkel, R. Karfunkel, Rendall or Weissmann.

Termination Payments Upon Termination or Change-in-Control.

The table below sets forth the potential payments to our named executive officers in the event of a change of control as well as under various termination scenarios. The potential payments assume that the termination event occurred on the last day of our fiscal year (December 31, 2018). Our named executive officers are entitled to these payments pursuant to the terms of our 2013 Plan (and employment agreement in the case of Mr. Weiner). We have assumed that the Company will not exercise its discretionary right to cancel for a cash payment outstanding equity awards upon termination of employment. We have also assumed that in the event of an executive’s disability, the Company will not impose the non-competition restrictions on the executive and, as such, will not pay any severance. Messrs. B. Karfunkel, R. Karfunkel,

Weissmann and Rendall are not included in the table below because they are not entitled to any of the payments described therein.

Name	Termination Scenario (on 12/31/2018)	Severance	Equity Award Vesting Acceleration(1)	Health Insurance Benefit
Michael Weiner	Without Cause/Good Reason	$600,000	$—	$—
	Retirement	—	—	—
	Death or Disability	—	—	—
	Change of Control	—	—	—

(1)

Since the board of directors has discretion as to whether or not to accelerate the vesting of unvested stock options granted under the 2013 Plan upon a change in control of the Company, the financial effect of such events has not been included in this table.

Risk Assessment of Compensation Policies and Procedures

Our Compensation Committee has reviewed our material compensation policies and practices applicable to our employees, including our named executive officers, and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Option Exercises and Stock Vested

The following table summarizes the exercise of stock options and the vesting of stock grants during 2018.

	Option Awards(1)		Stock awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Barry Karfunkel	—	$—	25,995	$590,269
Michael Weiner	—	—	16,220	356,178
Robert Karfunkel	—	—	20,214	456,207
Jeffrey Weissmann	—	—	12,163	270,517
Peter Rendall	—	—	20,895	518,589

(1)	None of our named executive officers exercised any options during 2018.
(2)

The value realized on the vesting of stock awards is the number of restricted stock units multiplied by the fair market value of stock, which means the closing price of the stock on the day immediately preceding the vesting date.

CEO COMPENSATION PAY RATIO

The following pay ratio and supporting information compares the annual total compensation of our employees other than our CEO (including full-time, part-time, seasonal and temporary employees) and the annual total compensation of our CEO, as required by Section 953(b) of the Dodd-Frank Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2018, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than our CEO) was $51,466.00; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $5,892,270.00.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 114 to 1.

To determine the pay ratio, we took the following steps:

We selected October 1, 2018 as the date on which to determine our median employee. As of that date, we had a total of 8,318 employees.

For purposes of identifying the median employee from the employee population base described above, we used wages, as compiled from our payroll records. We selected wages as a consistently applied compensation measure to identify our median employee, because base pay represents the principal form of compensation delivered to all of our employees. Once we identified our median employee for fiscal year 2018, such employee’s annual total compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as stated below, since the beginning of fiscal year 2018, no director, director nominee, executive officer or security holder who is known to us to own of record or beneficially more than five percent of our common securities, or any member of the immediate family of such director, director nominee, executive officer or security holder, had or will have a direct or indirect material interest in a transaction or series of transactions in which we are, or one of our subsidiaries is, a party and the amount involved exceeds $120,000.

Our Audit Committee charter requires that all related party transactions be approved by our Audit Committee. In response to an annual questionnaire, we require directors, director nominees and executive officers to submit a description of any current or proposed related party transaction and provide updates during the year. In addition, we will provide the Audit Committee any similar available information with respect to any known transactions with beneficial owners of 5% or more of our voting securities. If management becomes aware of any transactions during the year, management presents such transactions for approval by the Audit Committee. In the event management becomes aware of any transaction that was not approved under the policy, management will present the transaction to the Audit Committee for its action as soon as reasonably practicable, which may include termination, amendment or ratification of the transaction. The Audit Committee will approve only those transactions that are in, or are not inconsistent with, the best interests of National General Holdings Corp. and our shareholders, as is determined in good faith in accordance with its business judgment. Unless otherwise indicated below, each of these related party transactions was approved by our Audit Committee.

The significant shareholder of the Company has an ownership interest in each of AmTrust and ACP Re, Ltd. (“ACP Re”). The Company provides services to and receives services from, or otherwise has additional relationships with, these related entities, as described below.

Asset Management Agreement

Pursuant to an Asset Management Agreement among the Company and AII Insurance Management Limited (“AIIM”), an AmTrust subsidiary, the Company paid AmTrust a fee for managing the Company’s investment portfolio. The Asset Management Agreement was terminated effective May 1, 2018. Prior to the termination of this agreement, AmTrust provided investment management services for a quarterly fee of 0.0375% of the average value of assets under management if the average value of the account for the previous calendar quarter was greater than $1 billion. For the year ended December 31, 2018, we paid asset management fees to AIIM of approximately $2.2 million.

Master Services Agreement and Purchase of Policy Administration System

On September 13, 2017, the Company entered into an asset purchase and license agreement (the “Agreement”) with AmTrust, pursuant to which the Company acquired ownership of a policy management system and the related intellectual property, as well as a non-exclusive perpetual license to certain software programs used by the system (the “System”), from AmTrust for a purchase price of $200 million, including license fees which would have been payable for use of the System during the third quarter 2017. The purchase price is payable in three equal installments in the amount of approximately $66.67 million, with the first payment made upon the execution of the Agreement, the second payment made upon the 6-month anniversary of the Agreement, and the third payment payable upon the later of the completion of the full separation and transfer of the System to the Company’s operating environment and the 18-month anniversary of the Agreement. In addition, the Company will be required to pay AmTrust costs for the implementation of the System in the Company’s environment (up to $5 million).

The Agreement terminated the existing master services agreement, dated February 22, 2012, between the Company and AmTrust, pursuant to which AmTrust had provided the Company and our affiliates with information technology development services in connection with the development and licensing of the System. Under the master services agreement, AmTrust received a license fee of 1.25% of gross premium written by the Company and its affiliates on the System plus the costs for development and support services. The Company was obligated to pay a licensing fee for use of the System until 2023. In addition, AmTrust provided printing and mailing services at a per piece cost for policy and policy related materials, such as invoices, quotes, notices and endorsements, associated with the policies processed on the System. AmTrust will continue to provide management of the premium receipts from its lockbox facilities during a transition period pursuant to the Agreement under the same terms as those provided under the master services agreement. We recorded expenses related to this agreement of approximately $11 million for the year ended December 31, 2018.

Personal Lines Quota Share

The Company participated in a quota share reinsurance treaty with ACP Re, Maiden and AmTrust, whereby the Company ceded 50% of the total net earned premiums, net of a ceding commission, and net incurred losses and LAE on business with effective dates after March 1, 2010 (“NGHC Quota Share”). In August 2013, the Company terminated the NGHC Quota Share agreement on a run-off basis. At December 31, 2018, the net reinsurance recoverable is approximately $7.4 million. The net recovery under the agreement was $2.2 million during 2018.

The agreement also stipulates that if the Company would be denied full statutory credit for reinsurance ceded pursuant to the credit for reinsurance laws or regulations in any applicable jurisdiction, the reinsurers will secure an amount equal to that obligation through a letter of credit, assets held in trust for the benefit of the Company or cash. ACP Re and Maiden held assets in trust for the benefit of the Company in the amount of $3.79 million and $8.6 million, respectively, as of December 31, 2018.

Integon National Consulting and Marketing Agreement

On July 1, 2012, Integon National entered into an agreement with Risk Services, LLC (“RSL”), an AmTrust subsidiary. RSL provides certain consulting and marketing services to promote our captive insurance program with potential independent agents selling through our Agency channel. Under the terms of this agreement, RSL receives 1.5% of all net premiums written generated by the program. For the year ended December 31, 2018, the amounts charged for such fees were approximately $184,100.

Corporate Office Lease Agreements

The Company leases approximately 19,996 square feet of office space on the 38th floor at 59 Maiden Lane in New York, New York from 59 Maiden Lane Associates, LLC, an entity that is wholly owned by the Karfunkel Family. The lease term is through 2022. The Company paid approximately $830,000 in rent for the year ended December 31, 2018.

The Company leases office space at 30 North LaSalle Street, Chicago, Illinois from 30 North LaSalle Street Partners LLC, an entity that is wholly-owned by the Karfunkel family. The lease term was extended until 2025. The Company paid approximately $302,000 in rent for the year ended December 31, 2018.

800 Superior, LLC

The Company holds an investment in 800 Superior, LLC (“800 Superior”), a limited liability company that owns an office building in Cleveland, Ohio, with AmTrust. The Company and AmTrust each have a 50% ownership interest in 800 Superior. AmTrust has been appointed managing member of 800 Superior. As of December 31, 2018, the Company’s equity interest in 800 Superior was approximately $816,000. For the year ended December 31, 2018, we recorded equity in earnings (losses) in the amount of $(589,000) with respect to our interest in 800 Superior.

Additionally, in 2012, the Company, entered into an office lease with 800 Superior for approximately 156,176 square feet of space in the Cleveland Office Building. The lease period is for 15 years and the Company paid 800 Superior approximately $2.9 million in rent for the year ended December 31, 2018.

East Ninth & Superior, LLC

The Company holds an investment in East Ninth & Superior, LLC and 800 Superior NMTC Investment Fund II, LLC with AmTrust (collectively, “East Ninth & Superior”). The Company and AmTrust each have a 50% ownership interest in East Ninth & Superior, LLC and a 24.5% ownership interest in 800 Superior NMTC Investment Fund II, LLC for which the Company is not a primary beneficiary. The Company’s equity interest in East Ninth & Superior as of December 31, 2018 was approximately $4.3 million. For the year ended December 31, 2018, the Company recorded equity in earnings (losses) from East Ninth & Superior of $58,000.

North Dearborn Building Company, L.P.

The Company holds an investment in North Dearborn Building Company, L.P. (“North Dearborn”), a limited partnership that owns an office building in Chicago, Illinois. AmTrust is also a limited partner in North Dearborn, and the general partner is NA Advisors GP LLC (“NA Advisors”), a related party, owned by Karfunkel family members, which is managed by an unrelated third party. The Company and AmTrust each have a 45% limited partnership interest in North Dearborn, while NA Advisors holds a 10% general partnership interest and a 10% profit interest, which NA Advisors pays to the unrelated third-party manager. North Dearborn appointed NA Advisors as the general manager to oversee the day-to-day operations of the office building. The Company’s equity interest in North Dearborn as of December 31, 2018 was approximately $6.2 million. For the year ended December 31, 2018, the Company recorded equity in earnings (losses) from North Dearborn of $(243,000). The Company received distributions in the amount of approximately $1.1 million for the year ended December 31, 2018.

4455 LBJ Freeway, LLC

The Company holds an investment in 4455 LBJ Freeway, LLC, a limited liability company that owns an office building in Dallas, Texas, with AmTrust. The Company and AmTrust each have a 50% ownership interest in 4455 LBJ Freeway, LLC. AmTrust has been appointed managing member of 4455 LBJ Freeway, LLC. The Company entered into a lease agreement with 4455 LBJ Freeway, LLC. The lease period is for 12 years and the Company paid 4455 LBJ Freeway, LLC $2.2 million in rent for the year ended December 31, 2018. The Company’s equity interest in 4455 LBJ Freeway, LLC as of December 31, 2018 was $793,000. For the year ended December 31, 2018, the Company recorded equity in earnings (losses) from 4455 LBJ Freeway, LLC of $53,000.

Illinois Center Building, L.P.

The Company holds an investment in Illinois Center Building, L.P. (“Illinois Center”), a limited partnership that owns an office building in Chicago, Illinois. AmTrust and ACPRe Group, Inc. (“ACPRe Group”) are also limited partners in Illinois Center and NA Advisors is the general partner. The Company and AmTrust each have a 37.5% limited partnership interest in Illinois Center, while ACP Re holds a 15.0% limited partnership interest and NA Advisors holds a 10% general partnership interest and a 10% profit interest, which NA Advisors pays to the unrelated third party manager. The Company’s equity interest in Illinois Center as of December 31, 2018 was approximately $45.6 million. For the year ended December 31, 2018, the Company recorded equity in earnings (losses) from Illinois Center of $(3.39) million. The Company made contributions of approximately $2.3 million and received no distributions for the year ended December 31, 2018.

Other Agreements with ACP Re and Affiliated Entities

Services Agreement

Effective January 1, 2016, our wholly-owned subsidiary, National General Insurance Management Ltd., provides accounting and administrative services to ACP Re for a monthly fee of $10,000. We recorded approximately $120,000 for these services for the year ended December 31, 2018.

Credit Agreement

The Company is party to a credit agreement (the “ACP Re Credit Agreement”) by and among AmTrust, as administrative agent, ACP Re Holdings, LLC, a Delaware limited liability company owned by a related party trust, the Michael Karfunkel Family 2005 Trust (the “Trust”), as borrower, and AmTrust and the Company, as lenders of $250 million loan ($125 million loaned by each lender). The amounts borrowed are secured by equity interests, cash and cash equivalents, and other investments held by ACP Re Holdings, LLC in an amount equal to 115% of the value of the then outstanding loan balance. The maturity date of the loan is September 20, 2036. The interest rate on the outstanding principal balance is a fixed annual rate of 3.7%, provided that up to 1.2% thereof may be paid in kind. The Trust is required to cause ACP Re Holdings, LLC to maintain assets having a value greater than 115% of the value of the then outstanding loan balance, and if there is a shortfall, the Trust will make a contribution to ACP Re Holdings, LLC of assets having a market value of at least the shortfall (the “Maintenance Covenant”). Commencing on September 20, 2026, and for each year thereafter, two percent of the then outstanding principal balance of the loan (inclusive of any amounts previously paid in kind) is due and payable. A change of control of greater than 50% and an uncured breach of the Maintenance Covenant are included as events of default.

As of December 31, 2018, the Company had a receivable related to the ACP Re Credit Agreement of approximately $127.7 million. The Company recorded interest income of approximately $4.71 million for the year ended December 31, 2018, under the ACP Re Credit Agreement. Management evaluates the loan for impairment on a quarterly basis, including the adequacy of the Company’s reserve position based on collateral levels maintained. Management determined no reserve was needed for the carrying value of the loan at December 31, 2018.

Family Relationships

Barry Karfunkel and Robert Karfunkel, brothers, are employed by the Company as chief executive officer, and president, respectively. The compensation, perquisites and benefits provided to Barry Karfunkel and Robert Karfunkel in 2018 are disclosed in the “Summary Compensation Table” section of this proxy statement. Barry Karfunkel and Robert Karfunkel also serve as co-chairmen of our board of directors.

Barry Zyskind, chairman, chief executive officer and president of AmTrust, serves on our board of directors without remuneration. Mr. Zyskind is Barry Karfunkel and Robert Karfunkel’s brother-in-law.

ADDITIONAL MATTERS

Shareholders’ Proposals for the 2020 Annual Meeting

A proposal by a shareholder intended for inclusion in our proxy materials for the 2020 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by us at 59 Maiden Lane, 38th Floor, New York, New York 10038, Attn: Corporate Secretary, on or before November 28, 2019, in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2020 Annual Meeting of Shareholders outside the framework of Rule 14a-8, including shareholder nominees for director, must be received by us at the above address no earlier than January 7, 2020 and no later than February 6, 2020 to be considered timely under Rule 14a-4(c)(1). If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the meeting, in their discretion.

Annual Report and Financial Statements

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including audited financial statements, is available to shareholders without charge by writing to National General Holdings Corp., 59 Maiden Lane, 38th Floor, New York, New York 10038, Attention: Corporate Secretary.

Householding of Annual Meeting Materials

If you are a shareholder who has chosen “householding” of our proxy statements and annual reports, this means that only one copy of the proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to shareholders who write or call us at the following address or telephone number: National General Holdings Corp., 59 Maiden Lane, 38th Floor, New York, New York 10038, Attn: Corporate Secretary, telephone 212-380-9500. Shareholders wishing to receive separate copies of the proxy statement or annual report to shareholders in the future, or shareholders currently receiving multiple copies of the proxy statement or the annual report at their address who would prefer that a single copy of each be delivered there, should contact their bank, broker or other nominee record holder, or contact the Company at the address and telephone number listed above.

Other Business

The Board does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the holders of proxies will vote thereon in their discretion.

APPENDIX A

National General Holdings Corp.

2019 Omnibus Incentive Plan

National General Holdings Corp.

2019 Omnibus Incentive Plan

Article 1. Establishment, Purpose and Duration

1.1 Establishment. National General Holdings Corp., a Delaware corporation, establishes an incentive compensation plan to be known as National General Holdings Corp. 2019 Omnibus Incentive Plan, as set forth in this document. The Plan permits the grant of various forms of equity- and cash-based awards. The Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3. The Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the stockholders of the Company.

1.2 Purpose of the Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants, and (c) enabling the Company to attract and retain qualified and competent persons as employees of and third-party service providers to the Company and to serve as members of the Board whose judgment, interest and performance are required for the successful operations of the Company.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

2.2 “Award” means a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of the Plan.

2.3 “Award Agreement” means a written or electronic agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to this Plan or any subplan created hereunder) the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4 “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act and the terms “Beneficial Ownership” and “Beneficially Own” shall have the corresponding meanings.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.7 “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Award Agreement) between a Participant and the Company, any Subsidiary or any Affiliate or in any Company severance policy to which a Participant is subject, or in the absence of any such agreement, policy or definition means, in the judgment of the Committee:

(a) willful misconduct or gross negligence;

(b) conviction of a felony or conviction of a crime involving moral turpitude;

(c) any act constituting fraud or the misappropriation or embezzlement of money or other property of the Company; and

(d) any willful act or course of conduct constituting an abuse of office or authority which has a material adverse impact on the Company’s reputation or financial condition.

2.8 “Change in Control” means, except as may otherwise be provided in an Award Agreement, the occurrence of any one of the following events:

(a) A direct or indirect acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of Beneficial Ownership of Shares which, together with other direct or indirect acquisitions or Beneficial Ownership by such Person, results in aggregate Beneficial Ownership by such Person of fifty percent (50%) or more of either (1) the then outstanding Shares of common stock (the “Outstanding Company Common Stock”), or (2) the combined voting power of the then outstanding Voting Securities of the Company (the “Outstanding Company Voting Securities”); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company or a wholly owned Subsidiary, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by at least majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c) The consummation of a Corporate Transaction; excluding, however, a Corporate Transaction pursuant to which:

(i) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, at least fifty-one percent (51%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction or a direct or indirect parent entity of the surviving or acquiring entity (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions (as compared to each other) as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,

(ii) no Person (other than the Company, any wholly owned Subsidiary, any employee benefit plan (or related trust sponsored or maintained by the Company), any entity controlled by the Company, such surviving or acquiring entity resulting from such Corporate Transaction or any entity controlled by such surviving or acquiring entity or a direct or indirect parent entity of the surviving or acquiring entity that, after giving effect to the Corporate Transaction, beneficially owns, directly or indirectly, one-hundred percent (100%) of the outstanding Voting Securities of the surviving or acquiring entity) will Beneficially Own, directly or indirectly, thirty percent (30%) or more of the outstanding shares of common stock (or comparable equity interests) of the entity resulting from such Corporate Transaction or thirty percent (30%) or more of the combined voting power of the outstanding Voting Securities of such entity except to the extent that such ownership existed prior to the Corporate Transaction and

(iii) individuals who were members of the Incumbent Board will constitute a majority of the members of the board of directors (or similar governing body) of the surviving or acquiring entity resulting from such Corporate Transaction or a direct or indirect parent entity of the surviving or acquiring entity.

Notwithstanding clause (i) above, in no event shall a Change in Control occur as the result of any transfer of shares of Common Stock between or among or any purchase or acquisition of shares of Common Stock by Leah Karfunkel, Barry Karfunkel or Robert Karfunkel or any of their relatives, any charitable foundations controlled by them, or any trusts or other estate planning vehicles established by or for the benefit of any of these individuals or any of their relatives, including, but not limited to, the Michael Karfunkel Family 2005 Trust, and any trust or estate planning vehicle into which the property of the Michael Karfunkel Family 2005 Trust may pass pursuant to the Trust Agreement.

Notwithstanding any of the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change in Control” were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10 “Commission” means the Securities and Exchange Commission.

2.11 “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer the Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Each member of the Committee shall be (i) an independent director within the meaning of the rules and regulations of the Nasdaq (or such other national securities exchange which is the principal market on which the Shares are then traded) and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3.

2.12 “Company” means National General Holdings Corp. and any successor thereto as provided in Section 21.21.

2.13 “Corporate Transaction” means (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the assets of the Company, (iii) a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation or (iv) a statutory share exchange involving capital stock of the Company.

2.14 “Director” means any individual who is a member of the Board.

2.15 “Disability” means, in the Committee’s opinion, a Participant is unable to perform the duties of his or her service (or other services) due to a physical or mental condition (i) for a period of 90 consecutive days, or (ii) any 120 days during any consecutive 12 month period. With respect to any Award is subject to Code Section 409A, the Committee may not find that a Disability exists with respect to the applicable Participant unless, in the Committee’s opinion, such Participant is also “disabled” within the meaning of Code Section 409A to the extent required under Code Section 409A.

2.16 “Dividend Equivalent” has the meaning set forth in Section 17.2.

2.17 “Effective Date” has the meaning set forth in Section 1.1.

2.18 “Employee” means any individual performing services for the Company or a Subsidiary or Affiliate and designated as an employee of the Company, an Affiliate or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company, Affiliate or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company, Affiliate or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, or any Affiliate or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.19 “Exchange Act” means the Securities Exchange Act of 1934.

2.20 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.21 “Fair Market Value” means, as applied to a specific date and unless otherwise specified in an Award Agreement, the price of a Share that is equal to the closing price of a Share on the Nasdaq Exchange (or, on such other national securities exchange that is the primary trading market for the Shares, if Shares are not then listed on Nasdaq on the day preceding the date of determination, or if no sales of Shares shall have occurred on such exchange on the day preceding the applicable date of determination, the closing price of the Shares on such exchange on the next preceding date on which there were such sales. Notwithstanding the foregoing, if Shares are not traded on any established stock securities exchange, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Code Section 409A and the regulations thereunder.

2.22 “Grant Date” means the date an Award to a Participant pursuant to the Plan is approved by the Committee (or such later date as specified in such approval by the Committee).

2.23 “Grant Price” means the per Share price established at the time of grant of a SAR pursuant to Article 7.

2.24 “Incentive Stock Option” or “ISO” means an Award granted pursuant to Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.25 “Nonemployee Director” means a Director who is not an Employee.

2.26 “Nonqualified Stock Option” means an Award that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27 “Option” means an Award granted pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.28 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan that is granted pursuant to Article 12.

2.29 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30 “Performance Goal” means the measurable performance goal or goals that may be specified by the Committee in connection with the grant of any Award pursuant to the Plan. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which an Employee is employed. Performance Goals may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance goals themselves. The Performance Goals applicable to any Award may be based on one or criteria selected by the Committee, which may include (but shall not be limited to) the following:

(a) Gross or net revenue, premiums written or earned or premium growth, or investment income;

(b) Any earnings or net income measure, including earnings from operations, earnings before taxes, earnings before interest and/or taxes and/or depreciation, statutory earnings before realized gains (losses), or net income available to common stockholders;

(c) Operating earnings per Share (either basic or diluted);

(d) Return on assets, return on investment, return on capital, return on invested capital, return on equity, or return on tangible equity, operating return on equity;

(e) Economic value created;

(f) Combined ratio, loss ratio or other financial ratios;

(g) Operating margin or profit margin;

(h) Stock price or total stockholder return;

(i) Book value; or

(j) Strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, geographic business expansion goals, cost targets (including cost of capital), customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures

2.31 “Performance Period” means the period of time during which specified Performance Goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.32 “Performance Share Unit” means an Award granted pursuant to Article 10.

2.33 “Performance Unit” means an Award granted pursuant to Article 11.

2.34 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a vesting requirement (based on the continued service, the achievement of Performance Goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

2.35 “Plan” means the National General Holdings Corp. 2019 Omnibus Incentive Plan, as the same may be amended from time to time.

2.36 “Prior Plan” means the NGHC 2013 Equity Incentive Plan. Upon stockholder approval of this Plan, no further grants of awards shall be made under the Prior Plan.

2.37 “Restricted Stock” means an Award granted pursuant to Article 8.

2.38 “Restricted Stock Unit” means an Award granted under Article 9.

2.39 “Share” means a share of common stock, par value $0.01 per share, of the Company.

2.40 “Stock Appreciation Right” or “SAR” means an Award granted under Article 7.

2.41 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, ownership of more than 50% of the total combined voting power of all classes of stock.

2.42 “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company, Subsidiary or any Affiliate or with which the Company, Subsidiary or any Affiliate combines.

2.43 “Termination of Service” means the following:

(a) for an Employee, the date on which the Employee is no longer an Employee;

(b) for a Nonemployee Director, the date on which the Nonemployee Director is no longer a member of the Board; and

(c) for a Third-Party Service Provider, the date on which such individual no longer provides substantial services on a regular basis to the Company.

With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A.

2.44 “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or Subsidiary or any Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company, its Affiliates or its Subsidiaries to render such services

2.45 “Voting Securities” of an entity means the outstanding equity securities (or comparable interests) entitled to vote generally in the election of directors of such entity.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, Subsidiaries, Affiliates, and all other parties. Any action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2.11.

3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award or the value of an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration;

(c) To correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(d) To approve forms of Award Agreements for use under the Plan;

(e) To determine Fair Market Value of a Share;

(f) To amend any Award Agreement as permitted under the Plan;

(g) To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States, to Cash-Based Awards, or to awards to Directors (as contemplated by Article 15). Such sub-plans and/or special provisions shall be subject to and consistent with the terms of the Plan, except to the extent the Committee determines that different terms and conditions are necessary or desirable to comply with the laws of a jurisdiction other than and outside of the United States;

(h) To authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Award;

(i) To determine whether Awards shall be settled in Shares, cash or in any combination thereof;

(j) To determine whether Awards shall provide for Dividend Equivalents;

(k) To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(l) To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable stockholder approval requirements set forth in Section 20.1 of the Plan;

(m) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(n) To waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter;

(o) To permit Participants to elect to defer payments of Awards; provided that any such deferrals shall comply with applicable requirements of the Code, including Code Section 409A; and

(p) To extend the timing of the settlement or payment of an Award to the extent permitted under Code Section 409A and other applicable law and rules of the exchange that is the primary trading market of the Shares.

3.3 Delegation. To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under the Plan. To the extent permitted by law, the Committee may delegate to one or more of its members or more officers of the Company the authority, subject to the terms and conditions as the Committee shall determine, to (a) designate employees to be recipients of Awards under the Plan and (b) determine the size of any Awards; provided that (x) the Committee shall not delegate such responsibilities for Awards granted to an employee who was an officer, Director, or 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (y) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (z) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to The Plan, Maximum Awards and Minimum Vesting Standards

4.1 Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under Section 4.3, the total number of Shares that may be the subject of Awards and issued under the Plan shall be 2,500,000. Such Shares may be authorized and unissued Shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of Shares available for Awards under this Section 4.1, the number of shares available for issuance under the Plan shall be reduced by one (1.00) Share for every one (1.00) Share granted in respect of an Award, provided however that in the case of an Award that provides for a range of potential Share payouts the number of shares available for issuance under the Plan shall be reduced by the maximum number of Shares that may be paid under such an Award.

4.2 Share Usage. In determining the number of Shares available for grant under the Plan at any time, the following rules shall apply:

(a) Any Shares subject to an Award granted under the Plan or Prior Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares (or with the forfeiture of Shares in connection with a Restricted Stock Award), is settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares shall become available again for grant under the Plan.

(b) Any Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the Exercise Price of an Option granted under the Plan or Prior Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan or Prior Plan will be counted against the Share reserve specified in Section 4.1.

(c) The full number of Shares that were subject to a stock-settled SAR granted under the Plan will be counted against the Share reserve specified in Section 4.1.

(d) Any Shares that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option granted under the Plan or Prior Plan on or after the Effective Date will be counted against the Share reserve specified in Section 4.1.

(e) Shares subject to Substitute Awards shall not be counted against the Share reserve specified in Section 4.1.

4.3 Adjustments. All Awards shall be subject to the following provisions:

(a) In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares or other securities that may be issued under the Plan or under particular forms of Award Agreements, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the Exercise Price or Grant Price applicable to outstanding Awards, and (iv) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code)), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.

(b) In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 4.3(a), including, but not limited to, (i) modifications of Performance Goals and changes in the length of Performance Periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under the Plan or the Shares covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(c) The determination of the Committee as to the foregoing adjustments set forth in this Section 4.3, if any, shall be made in accordance with Code Sections 409A or 424, to the extent applicable, and shall conclusive and binding on Participants under the Plan.

4.4 Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or any Affiliate or with which the Company or any Subsidiary or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Nonemployee Directors prior to such acquisition or combination.

4.5 Minimum Vesting Standards. Any Award granted under this Plan shall be subject to a minimum vesting period of at least one year. Notwithstanding the immediately preceding sentence, (i) the Committee may permit and authorize acceleration of vesting of Awards pursuant to Section 3.2(n) of this Plan, and (ii) the Committee may grant Awards covering up to five percent (5%) of the total number of Shares authorized under this Plan without respect to the minimum vesting standards set forth in this Section 4.5.

Article 5. Eligibility and Participation

5.1 Eligibility to Receive Awards. Individuals eligible to participate in the Plan shall be limited to Employees, Nonemployee Directors and Third-Party Service Providers.

5.2 Participation in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

5.3 Award Agreements. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under the Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

Article 6. Stock Options

6.1 Grant of Options. Options may be granted to Participants covering such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of an Option shall be evidenced by an Award Agreement, which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

6.2 Exercise Price. The Exercise Price for each Option shall be determined by the Committee and shall be specified in the Award Agreement evidencing such Option; provided, however, the Exercise Price must be at least equal to 100% of the Fair Market Value of a Share as of the Option’s Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424), and subject to adjustment as provided for under Section 4.3.

6.3 Term of Option. The term of an Option granted to a Participant shall be determined by the Committee; provided, however, no Option shall be exercisable later than the tenth anniversary of its Grant Date.

6.4 Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Payment of Exercise Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Any Shares issued upon exercise of an Option are subject to Section 14.3. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price and the payment of applicable withholding taxes. The Exercise Price of any exercised Option shall be payable to the Company in accordance with one of the following methods to the extent permitted under a Participant’s applicable Award Agreement as determined by the Committee in its discretion on the Grant Date:

(a) In cash or its equivalent,

(b) By tendering (either by actual delivery or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,

(c) By a cashless (broker-assisted) exercise,

(d) By authorizing the Company to withhold Shares otherwise issuable upon the exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,

(e) By any combination of (a), (b), (c) or (d), or

(f) By any other method approved or accepted by the Committee.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.6 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a) An Option shall constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee and only if the Employee is employed by the Company, or a parent corporation or Subsidiary corporation within the meaning of Code Section 424, and only to the extent that (i) it is so designated in the applicable Award Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.

(b) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the exercise price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option shall expire no later than five years after its Grant Date.

(c) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

(d) If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Statutory Stock Option.

(e) Each Participant awarded an Incentive Stock Option shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of SARs shall be evidenced by an Award Agreement.

7.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the Fair Market Value of a Share as of the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), and subject to adjustment as provided for under Section 4.3.

7.3 Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee; provided, however, no SAR shall be exercisable later than the tenth anniversary of its Grant Date.

7.4 Exercise of SAR. An SAR shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5 Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.6 Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b) The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement. Any Shares issued in payment of an SAR shall be subject to Section 14.3.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Restricted Stock Awards may be granted to Participants in such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2 Nature of Restrictions. Each grant of Restricted Stock may be subject to a requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock, and shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) That the Shares of Restricted Stock may not be transferred in any fashion prior to their applicable vesting date or

(b) That the Shares of Restricted Stock may vest only upon completion of a specified period of continuous employment or other service and/or to the degree that specific Performance Goals have been achieved.

8.3 Delivery of Shares. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Such vested Shares shall be subject to Section 14.3.

8.4 Voting Rights. Except as otherwise set forth in a Participant’s applicable Award Agreement, a Participant holding Shares of Restricted Stock shall be entitled to exercise full voting rights with respect to those Shares.

8.5 Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

Article 9. Restricted Stock Units

9.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. A grant of Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of such number of Shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2 Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) That the Restricted Stock Units may not be transferred in any fashion, subject to Section 14.1, or

(b) That the Restricted Stock Units may vest only upon completion of a specified period of continuous employment or other service and/or to the degree that specific Performance Goals have been achieved.

9.3 Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares subject to any Restricted Stock Units granted hereunder prior to the issuance of the Shares.

9.4 Settlement and Payment of Restricted Stock Units. Unless otherwise elected by the Participant as permitted under the Award Agreement, or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement shall be made in Shares, cash or a combination thereof as provided for under the applicable Award Agreement. Any Shares issued in settlement of Restricted Stock Units shall be subject to Section 14.3.

Article 10. Performance Share Units

10.1 Grant of Performance Share Units. Performance Share Units may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Share Units shall be evidenced by an Award Agreement.

10.2 Value of Performance Share Units. Each Performance Share Unit shall have a value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set Performance Goals that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, shall determine the number of Performance Share Units that shall vest, which may be greater than the target number of Performance Share Units granted, and be paid to a Participant.

10.3 Earning of Performance Share Units. After the applicable Performance Period has ended, the number of Performance Share Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding Performance Goals have been achieved. This determination shall be made by the Committee.

10.4 Form and Timing of Payment of Performance Share Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Share Units in the form of Shares, cash or a combination thereof as provided for under the applicable Award Agreement. Any Shares issued in settlement of Performance Share Units are subject to Section 14.3.

Article 11. Performance Units

11.1 Grant of Performance Units. Subject to the terms and provisions of the Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2 Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee. The Committee shall set Performance Goals in its discretion that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, shall determine the number of Performance Units that shall vest, the settlement value of each Performance Unit (if variable), and the settlement amount to be paid to the Participant.

11.3 Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding Performance Goals have been achieved. This determination shall be made by the Committee.

11.4 Form and Timing of Payment of Performance Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash, Shares or a combination thereof, as provided for under the applicable Award Agreement. Any Shares issued in settlement of Performance Units are subject to Section 14.3.

Article 12. Other Stock-Based Awards and Cash-Based Awards

12.1 Grant of Other Stock-Based Awards and Cash-Based Awards.

(a) The Committee may grant Other Stock-Based Awards not otherwise described by the terms of the Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b) The Committee may grant Cash-Based Awards not otherwise described by the terms of the Plan to a Participant in such amounts and upon such terms as the Committee shall determine.

(c) Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement and/or subject to a subplan or special provisions approved by the Committee.

12.2 Value of Other Stock-Based Awards and Cash-Based Awards.

(a) Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.

(b) Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. If the Committee exercises its discretion to establish Performance Goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such Performance Goals are met and any service-based payment conditions are satisfied.

12.3 Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement in the form of cash, Shares or other forms of Awards under the Plan or a combination of cash, Shares and other forms of Awards. The determination of the form in which Awards subject to this Article 12 will be paid shall be made by the Committee, unless the Committee chooses to provide in an applicable Award Agreement that a Participant may elect, in accordance with such procedures and limitations as the Committee may specify, the form in which such an Award will be paid. To the extent any Award subject to this Article 12 is to be paid in other forms of Awards under the Plan, such Awards issued in payment shall be valued for purposes of such payment at their grant date fair value. If the Committee permits a Participant to elect to receive some or all of an amount that would otherwise be payable in cash under an Award subject to this Article 12 in Shares or other forms of Awards, the Committee may also provide in the applicable Award Agreement that the Fair Market Value of the Shares or the grant date fair value of the other forms of Awards may exceed the amount of cash that otherwise would have been payable.

Article 13. Effect of Termination of Service

Each Award Agreement evidencing the grant of an Award shall provide for the following:

(a) The extent to which a Participant shall vest in or forfeit such Award as a result of or following the Participant’s Termination of Service.

(b) With respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Termination of Service.

The foregoing provisions shall be determined by the Committee, shall be included in each Award Agreement entered into with each Participant, need not be uniform among all Award Agreements and may reflect distinctions based on the reasons for termination.

Article 14. Transferability of Awards and Shares

14.1 Transferability of Awards. Except as provided in Section 14.2, Awards shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order entered into by a court of competent jurisdiction. Notwithstanding the foregoing, ISOs may only be transferred by will or the laws of descent and during the lifetime of the Participant may only be exercised by the Participant in accordance with Code Section 422 and the applicable regulations thereunder. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 14.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

14.2 Committee Action. The Committee may, in its discretion, approve a Participant’s transfer, by gift, of an Award (except in the case of an ISO which can only be transferred as provided above), on such terms and conditions as the Committee deems appropriate and to the extent permissible and in compliance with Code Sections 409A and 83 and applicable securities laws and exchange rules, (i) to an “Immediate Family Member” (as defined below) of the Participant, (ii) to an inter vivos or testamentary trust in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) to a charitable institution. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan, including restrictions on further transferability, compliance with applicable securities laws, and providing required investment representations. “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50%) percent of the voting interests.

14.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares, provided no such restriction shall cause the Shares not to be “service recipient stock” within the meaning of Code Section 409A to the extent applicable for Options and SARs.

Article 15. Nonemployee Director Awards

15.1 Awards to Nonemployee Directors. The Committee shall approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

15.2 Annual Award Limit. The maximum aggregate value equity based Awards granted to any Nonemployee Director during any calendar year shall not exceed $150,000. The value of an equity-based Award shall be based on the Award’s grant date fair value as determined under applicable accounting standards.

Article 16. Effect of a Change in Control

16.1 Default Provisions.

Subject to Section 4.3, upon a Change in Control all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (a) and (b) below, unless otherwise provided for in an Award Agreement as determined in the Committee’s discretion. The immediately preceding sentence shall not apply the extent that another award meeting the requirements of Section 16.2 (“Replacement Award”) is provided to the Participant pursuant to Section 4.3 to replace an Award (“Replaced Award”) subject to Sections 16.2(a) and (b).

(a) Outstanding Awards Subject Solely to a Service Condition.

(i) Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall become fully vested and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).

(ii) Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company stockholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

(b) Outstanding Awards Subject to a Performance Condition.

(i) Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

(ii) Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved. Such vested Options and/or Stock Appreciation Rights shall be deemed exercised as of the date of the Change in Control and shall be settled cash within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company stockholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

16.2 Definition of Replacement Award.

(a) An Award shall meet the conditions of this Section 16.2(a) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Section 16.2(b); and (v) its other terms and conditions are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 16.2(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by reference to either their intrinsic value or their fair value.

(b) Upon an involuntary Termination of Service of a Participant occurring at any time following the Change in Control, other than for Cause, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (i) stock options or stock appreciation rights shall be fully exercisable, (ii) performance-based Awards shall be deemed to be satisfied at target performance and paid upon or within 60 days of such Termination of Service, (iii) service-based Awards (other than stock options or stock appreciation rights) shall be paid upon or within 60 days of such Termination of Service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Code Section 409A, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.

Article 17. Dividends and Dividend Equivalents

17.1 Payment of Dividends on Restricted Stock. With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on Shares that are subject to such Award to the extent the Award is not yet vested. The terms of any right to dividends shall be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividends shall be credited with interest or deemed to be reinvested in additional shares of Restricted Stock. If the Committee grants the right of a Participant to receive dividends declared on Shares subject to an unvested Award of Restricted Stock, then such dividends shall be shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.

17.2 Payment of Dividend Equivalents on Awards Other than Options, SARs and Restricted Stock. Except for Options, SARs and Restricted Stock, the Committee may grant Dividend Equivalents on the units or other Share equivalents subject to an Award based on the dividends actually declared and paid on outstanding Shares. The terms of any dividend equivalents shall be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents shall be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend Equivalents shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award.

Article 18. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 19. Rights of Participants

19.1 Employment. Nothing in the Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary or any Affiliate to terminate any Participant’s employment with the Company or any Subsidiary or any Affiliate at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company or any Subsidiary or any Affiliate.

19.2 Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

19.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 20. Amendment and Termination

20.1 Amendment and Termination of the Plan and Awards.

(a) Subject to subparagraphs (b) and (c) of this Section 20.1 and Section 20.4 of the Plan, the Board may at any time amend, suspend or terminate the Plan, and the Board or Committee may at any time amend, suspend or terminate any outstanding Award Agreement.

(b) Without the prior approval of the Company’s stockholders and except as provided for in Section 4.3, no Option or SAR Award may be (i) amended to reduce the Exercise Price or the Grant Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Option or SAR with a lower Exercise Price or Grant Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Exercise Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a Share.

(c) Notwithstanding the foregoing, no amendment of the Plan shall be made without stockholder approval if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, or U.S. federal laws or regulations.

20.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.

(a) The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(b) The Committee shall retain the discretion to decrease the amount payable pursuant to a Cash-Based Award below the amount that would otherwise be payable upon attainment of the applicable Performance Goal(s) over a Performance Period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.

(c) Any subplan may provide that the Committee shall retain the discretion to decrease the amount payable pursuant to a Cash-Based Award granted under such subplan below the amount that would otherwise be payable upon attainment of the applicable Performance Goal(s) over a Performance Period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.

(d) The determination of the Committee as to any adjustments made pursuant to subparagraphs (a), (b) and (c) above shall be conclusive and binding on Participants under the Plan. By accepting an Award under the Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 20.2 without further consideration or action.

20.3 Amendment to Conform to Law. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this Section 20.3 without further consideration or action.

20.4 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, other than Sections 4.3, 16, 20.2 and 20.3, no termination or amendment of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

20.5 Deferred Compensation. It is intended that awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that any Award constitutes deferred compensation subject to Code Section 409A, such Award shall be interpreted and construed to comply with Code Section 409A including, without limitation, by the application of the following rules: (a) for purposes of such Award, a termination of employment shall mean a “separation of service” within the meaning of Code Section 409A; and (b) if a Participant is a

“specified employee” as defined under Code Section 409A and such Award is to be settled on account of the Participant’s separation from service (for reasons other than death), then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

Article 21. General Provisions

21.1 Forfeiture and Recoupment Events.

(a) Recoupment under Sarbanes-Oxley Act of 2002. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individual subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Participant who knowingly engaged in the misconduct, was grossly negligent engaging in misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent misconduct, shall reimburse the Company the amount of any payment and settlement of a Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

(b) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to Nonemployee Directors, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 21.1(c)(i), (ii) and (iii) occurs (a “Forfeiture Event”), all of the following forfeitures shall result:

(i) The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled shall be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant shall be obligated to repay to the Company, in cash, within five (5) business days after demand is made therefor by the Company, the total amount of Award Gain (defined below) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a Subsidiary or Affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a Subsidiary or Affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed.

For purposes of this Section, the term “Award Gain” shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price and (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

(c) Events Triggering Forfeiture. The forfeitures specified in subsection (a) shall be triggered upon the occurrence of any one of the following Forfeiture Events at any time during Participant’s employment by the Company or a Subsidiary or Affiliate, or during the one-year period following a Termination of Service:

(i) Non-Competition; Non-solicitation. Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a Subsidiary or Affiliate; (B) induces any agent, producer, affinity group, customer or supplier of the Company or a Subsidiary or Affiliate, with which the Company or a Subsidiary or Affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any Subsidiary or Affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a Subsidiary or Affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 21.1(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five (5%) percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five (5%) percent of the outstanding equity of the entity;

(ii) Non-Disclosure. Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any Subsidiary or Affiliate, any confidential or proprietary information of the Company or any Subsidiary or Affiliate, including without limitation information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by Participant’s breach of this provision), except as required by law or pursuant to legal process, or Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its Subsidiaries or Affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) Litigation Cooperation. Participant fails to cooperate with the Company or any Subsidiary or Affiliate in any way, including without limitation, by making himself or herself available to testify on behalf of the Company or such Subsidiary or Affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any Subsidiary or Affiliate in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such Subsidiary or Affiliate, as reasonably requested.

(d) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 21.1 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including competition with the Company and its subsidiaries and Affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 21.1(c) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 21.1(b) and 21.1(d).

(e) Recapture of Awards in the Case of Financial Restatement Due to Misconduct. If a Participant’s intentional misconduct directly contributes to the Company having to restate all or portion of its financial statements, the Board may, in its sole discretion, require the Participant to reimburse the Company an amount equal to (i) the excess of the amount paid under an Award based on achievement of financial results over (ii) the amount the Participant would have been paid under the Award based on the financial results as restated.

(f) Recapture Rights in the Case of Erroneously Determined Performance Metrics. If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of Performance Goals, the Committee determines that the earlier determination as to the achievement of the Performance Goal was based on incorrect data and that in fact the Performance Goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or if such shares were disposed of the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or if such shares were disposed of the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

(g) Other Forfeitures. The Company may retain the right in an Award Agreement to cause the forfeiture of any gain realized by a Participant on account of actions taken by the Participant in violation or breach or in conflict with any employment agreement, noncompetition agreement, non-solicitation agreement or any confidentiality obligation with respect to the Company or any Affiliate, or otherwise in competition with the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Participant. In addition, the Company may terminate and cause the forfeiture of an Award if the Participant is an employee of the Company or an Affiliate and is terminated for Cause as defined in the Award Agreement or the Plan, as applicable.

(h) Compensation Recovery Policy. Awards and any compensation directly attributable to Awards may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

(i) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture or reimbursement under Sections 21.1(b), (c), (d), (e) and (f) but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

(j) Protected Rights. Pursuant to 18 U.S.C. § 1833(b), “an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, a Participant shall have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. A Participant shall also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). No provision of this Plan limits a Participant’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). No provision of this plan limits a Participant’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. No provision of this Plan limits a Participant’s ability to receive an award for information provided to any Government Agencies.

21.2 Tax Withholding.

(a) Tax Withholding Generally. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of the grant, vesting, exercise or settlement of an Award to the Participant under the Plan.

(b) Share Withholding. Unless otherwise required by the Committee, the Company may withhold Shares or permit a Participant to elect to have withheld from a “Share Payment” the number of Shares having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements. The term Share Payment shall mean the issuance or delivery of Shares upon the grant, vesting, exercise or settlement of an Award, as the case may be.

21.3 Right of Setoff. The Company or any Subsidiary or Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a Subsidiary or Affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award), such amounts owed by the Participant to the Company, including amounts owed under Section (a); provided, however, that no such setoff shall be permitted if it would constitute a prohibited “acceleration” or “deferral” of a payment hereunder within the meaning of Code Section 409A. Participant shall remain liable for any part of Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, Participant agrees to any deduction or setoff under this Section 21.3.

21.4 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.5 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.7 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.8 Delivery of Shares. The Company shall have no obligation to issue or deliver Shares under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.9 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or deliver such Shares as to which such requisite authority shall not have been obtained.

21.10 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.11 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by the Plan;

(b) Determine which Employees or Directors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 21.10 by the Committee shall be attached to the Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

(f) Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.12 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.13 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary or any Affiliate under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or the Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or the Affiliate, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

21.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.15 Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16 No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or a Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action that such entity deems to be necessary or appropriate.

21.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction and any litigation arising out of this Plan shall be brought in the State of New York or the US District Court for the Southern District of New York.

21.18 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

21.19 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, neither the Company, any Subsidiary, any Affiliate nor any of their employees, the Board, the Committee, any stockholder or any of their agents represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

21.20 Indemnification. Subject to requirements of the laws of the State of Delaware, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company or other person to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

21.21 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

NATIONAL GENERAL HOLDINGS CORP.

Annual Meeting of Shareholders

May 6, 2019 10:30 a.m. (Eastern Time)

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jeffrey Weissmann and Barry Karfunkel or either of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of National General Holdings Corp. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 10:30 a.m. (Eastern Time) on Monday, May 6, 2019, at 59 Maiden Lane, 38th Floor, New York, New York 10038, and at any adjournment, postponement or continuation thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendation.

(Continued and to be signed on the reverse side)

2019 ANNUAL MEETING OF SHAREHOLDERS OF

NATIONAL GENERAL HOLDINGS CORP.

May 6, 2019

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement, proxy card and annual report on Form 10-K are available at https://www.proxyvote.com

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED FOR

DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☐

1.	Election of Directors:

NOMINEES:
	☐ FOR ALL NOMINEES	¡ Donald T. DeCarlo
¡ Patrick Fallon
¡ Barry Karfunkel
¡ Robert Karfunkel
¡ John Marshaleck
¡ John Nichols
¡ Barbara Paris
¡ Barry D. Zyskind

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

	INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as Independent Auditor for the fiscal year ending December 31, 2019.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval of the NGHC 2019 Omnibus Incentive Plan	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment, postponement or continuation thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.